EXECUTION COPY

EXHIBIT 4.2

MGM MIRAGE

$300,000,000 5.875% Senior Notes due 2014

INDENTURE

Dated as of March 23, 2004

U.S. BANK NATIONAL ASSOCIATION

Trustee

i

EXHIBITS

EXHIBIT A - FORM OF GLOBAL NOTE
EXHIBIT B - FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C - FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D - FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
EXHIBIT E - FORM OF GUARANTEE ENDORSEMENT
EXHIBIT F - FORM OF JOINDER

CROSS-REFERENCE TABLE*

TIA Section		Indenture Section
310	(a)(1)	7.09
	(a)(2)	7.09
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.09
	(b)	7.09
	(c)	N.A.
311	(a)	7.13
	(b)	7.13
	(c)	N.A.
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	7.17
	(b)(2)	7.07
	(c)	7.06;12.02
	(d)	7.06
314	(a)	4.02
	(b)	11.03
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	11.04
	(e)	12.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.02,12.01
	(c)	7.01
	(d)	7.01
	(e)	6.14
316	(a)(last sentence)	2.08
	(a)(1)(A)	6.12
	(a)(1)(B)	6.13
	(a)(2)	N.A.
	(b)	6.08
	(c)	9.04
317	(a)(1)	6.03
	(a)(2)	6.04
	(b)	2.04
318	(a)	12.01
	(b)	N.A.
	(c)	12.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

     INDENTURE dated as of March 23, 2004, among MGM MIRAGE, a Delaware corporation (the “Company”), the Subsidiary Guarantors party hereto, and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”), having its Corporate Trust Office at 60 Livingston Avenue, St. Paul, MN 55107-2292.

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company’s 5.875% Senior Notes due 2014 issued on the Closing Date, and (ii) any Additional Notes (as defined herein) that may be issued on any other Issue Date (all such Notes in clauses (i) and (ii) being referred to collectively as the “Initial Notes”):

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01 DEFINITIONS.

     “1998 Notes” means (i) the Company’s 6.95% senior notes due 2005 in the original aggregate principal amount of $300 million and (ii) the Company’s 6.875% senior notes due 2008 in the original aggregate principal amount of $200 million.

     “Additional Interest” has the meaning set forth in the Registration Rights Agreement.

     “Additional Notes” means Notes issued in accordance with Section 2.14.

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by agreement or otherwise.

     “Agent” means any Registrar, Paying Agent, co-registrar or additional paying agent.

     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

     “Attributable Debt’’ with respect to any Sale and Lease-Back Transaction that is subject to the restrictions under Section 4.11 below, means the present value of the minimum rental payments called for during the term of the lease (including any period for which such lease has been extended), determined in accordance with generally accepted accounting principles, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

     “Authenticating Agent” has the meaning specified in Section 7.14.

     “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

     “Beneficiaries” means the holders of the Notes and the Trustee.

     “Board of Directors” means, with respect to any Person, the Board of Directors (or any similar governing body) of such Person, or unless the context otherwise requires, any authorized committee of the Board of Directors (or such body) of such Person. Unless otherwise specified, “Board of Directors” means the Board of Directors of the Company.

     “Board Resolution” means, with respect to the Company, a duly adopted resolution of the Board of Directors of the Company.

     “Broker-Dealer” means any broker-dealer that receives Exchange Notes for its own account in any Registered Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

     “Business Day” means any day which is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in Nevada or New York are authorized or obligated by law to close.

     “Clearstream” means Clearstream Banking, societe anonyme, Luxembourg.

     “Closing Date” means March 23, 2004.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Collateral” means any assets and interests in assets now owned or hereafter acquired by the Company or any Subsidiary Guarantor in or upon which a Lien is granted for the benefit of the Beneficiaries (whether directly or by way of assignment of a Lien granted to the Company or any Subsidiary Guarantor) under any of the Collateral Documents; provided that the Liens on assets of MAC, CORP. will not include a lien on its 50% ownership interest in Marina District Development Holding Company, LLC, owner of 100% of the ownership interests in Marina District Development Company, LLC, operator of Borgata.

     “Collateral Agent” means U.S. Bank National Association, in its capacity as Collateral Agent under the Intercreditor Agreement, or its successor or replacement pursuant to the Intercreditor Agreement.

     “Collateral Documents” means, collectively, the documents defined as Collateral Documents in the Intercreditor Agreement, the Intercreditor Agreement, and any agreements, documents, or instruments (including UCC financing statements) required to be executed pursuant to the foregoing and relating to the Collateral referred to therein, in each case as amended or modified from time to time.

     “Collateral Event” means, at any time after a Collateral Release Date when the 1998 Notes remain outstanding, the occurrence of an event which requires recollateralization of the 1998 Notes under the indenture governing the 1998 Notes.

     “Collateral Release” means a release of all Collateral following a Collateral Release Date.

     “Collateral Release Date” means any date on which the Company delivers notice to the Collateral Agent requesting a release of all Liens under the Collateral Documents which is accompanied by (i) either (A) letters from both Moody’s and Standard & Poor’s indicating that both the Credit Facilities and the 1998 Notes receive investment grade ratings and that the release of all Collateral securing the Credit Facilities and the 1998 Notes will not result in a reduction in the ratings of the Credit Facilities or the 1998 Notes issued by either Moody’s or Standard & Poor’s below the respective ratings in effect as of the date of issuance of the 1998 Notes or (B) evidence that the 1998 Notes have been defeased or repaid in full and the Liens securing the 1998 Notes have been released, and (ii) a letter from the Administrative Agent under the Credit Facilities confirming that the Liens securing the Credit Facilities will be released concurrently with the release of the Liens securing the Existing Senior Notes and the guarantees relating thereto.

     “Commission” means the Securities and Exchange Commission or any successor agency.

     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

     “Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chairman of the Board of Directors, the President or an Executive or Senior Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     “Conditional Collateral” means the ownership interests of MGM Grand Hotel, LLC, Mirage Resorts, Incorporated, New York-New York Hotel and Casino, LLC, Treasure Island Corp., Beau Rivage Resorts, Inc. or certain other licensed Subsidiaries of the Company unless and until the requisite governmental consents for a Lien on such ownership interests are obtained.

     “Consolidated Net Tangible Assets” means the total amount of assets (including investments in Joint Ventures) of the Company and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deducting therefrom (a) all current liabilities of the Company and its Subsidiaries (excluding (i) the current portion of long-term Indebtedness, (ii) intercompany liabilities and (iii) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a time more than 12 months from the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and any other like intangibles, all as set forth on the consolidated balance sheet of the Company for the most recently completed fiscal quarter for which financial statements are available and computed in accordance with generally accepted accounting principles.

     “Corporate Trust Office” means the office of the Trustee specified in Section 12.02 or any other office specified by the Trustee from time to time pursuant to such Section.

     “corporation” means a corporation, association, company or business trust.

     “Credit Facilities” means, the Third Amended and Restated Loan Agreement, dated as of November 24, 2003, among the Company, as Borrower and MGM Grand Detroit, LLC, as Co-Borrower, the Banks, Syndication Agent, Documentation Agents and Co-Documentation Agents therein named, and Bank of America, N.A., as Administrative Agent (and their successors and assigns from time to time party thereto), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, extended, refunded, replaced or refinanced from time to time.

     “Creditor Representatives” means the creditor representatives named in and parties to the Intercreditor Agreement with respect to the Existing Senior Notes and the Credit Facilities and, from and after the date of issuance of the Notes, the Trustee as Creditor Representative for the holders of the Notes.

     “Default” means any event that, with the passage of time or the giving of notice or both, would be an Event of Default.

     “Defaulted Interest” has the meaning specified in Section 2.12.

     “Definitive Note” means one or more certificated Notes registered in the name of the Holder thereof, issued in accordance with Section 2.06, and in the form of Exhibit A hereto.

     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in or pursuant to Section 2.03 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” means or includes such successor.

     “Detroit” means MGM Grand Detroit, LLC, a Delaware limited liability company, and any Subsidiaries thereof.

     “Distribution Compliance Period” means the 40-day Distribution Compliance Period provided for in Regulation S.

     “Discharged” has the meaning specified in Section 8.04.

     “Disqualified Holder” has the meaning specified in Section 3.08.

     “Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States that, at the time of payment, is legal tender for the payment of public and private debts.

     “Euroclear” means Morgan Guaranty Trust Issuer of New York, Brussels office, or its successor, as operator of the Euroclear system.

     “Event of Default” has the meaning specified in Section 6.01.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Exchange Offer Registration Statement” means a registration statement in respect of Exchange Notes prepared pursuant to the Registration Rights Agreement.

     “Exchange Notes” means, if and when issued pursuant to an Exchange Offer Registration Statement as provided in the Registration Rights Agreement, notes of the Company of the same class and series as the Existing Notes, issued under the Existing Indenture, guaranteed by the Subsidiary Guarantors, which Exchange Notes will have terms substantially identical in all material respects to the Notes.

     “Excluded Subsidiary” means Victoria Partners, Detroit and its Subsidiaries (including MGM Grand Detroit II, LLC), MGMM Insurance Company, a Vermont corporation, other Subsidiaries that may from time to time become Excluded Subsidiaries (if such other Subsidiaries are not guarantors of the Company’s other Indebtedness, and are not subject to any covenants in, or Liens securing, the Credit Facilities or the Existing Senior Notes), and the Company’s non-U.S. Subsidiaries whose only tangible assets are located in foreign nations and their U.S. holding companies, provided such holding companies have no other assets or operations and provided that except for Detroit to the extent it guarantees any amounts of proceeds of borrowings under the Credit Facilities made available to Detroit, if any Excluded Subsidiary becomes subject to the covenants in the Credit Facilities applicable to the Subsidiary Guarantors or grants any Liens to secure the Credit Facilities, or if any Excluded Subsidiary guarantees or grants any Liens to secure any of the Existing Senior Notes, such Excluded Subsidiary will thereafter not be an Excluded Subsidiary.

     “Exemption” has the meaning specified in Section 11.05.

     “Exemption Date” has the meaning specified in Section 11.05.

     “Existing Indenture” means the Indenture, dated February 27, 2004, among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee.

     “Existing Notes” means the Company’s 5.875% senior notes due 2014 in the original aggregate principal amount of $225.0 million, issued on February 27, 2004 under the Existing Indenture.

     “Existing Senior Notes” means (i) the 1998 Notes, (ii) the Company’s 6.0% Senior Notes due 2009 in the original aggregate principal amount of $600 million, (iii) the Company’s 8.50% Senior Notes due 2010 in the original aggregate principal amount of $850 million, (iv) the Existing Notes and (v) the Mirage Notes (in each case, including any guarantees thereof by any Subsidiary Guarantors).

     “Funded Debt” means all Indebtedness of the Company or any Subsidiary Guarantor which (i) matures by its terms on, or is renewable at the option of any obligor thereon to, a date more than one year after the date of original issuance of such Indebtedness and (ii) ranks at least pari passu with the Notes or the applicable Guarantee.

     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

     “Gaming Authority” means the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Michigan Gaming Control Board, the Detroit City Council, the Mississippi Gaming Commission or any similar commission or agency which has, or may at any time after the date of this Indenture have, jurisdiction over the gaming activities of the Company or a Subsidiary (other than an Excluded Subsidiary) of the Company or any successor thereto.

     “Gaming Laws” means the gaming laws of a jurisdiction or jurisdictions to which the Company or a Subsidiary of the Company is, or may at any time after the date of this Indenture be, subject.

     “Gaming Licenses” means every material license, permit, franchise, registration or other material approval held by, or issued at any time after the date of this indenture, to the Company or any of its Subsidiaries authorizing the Company or any of its Subsidiaries to own, lease, operate or otherwise conduct or manage gaming in any state or jurisdiction.

     “Global Notes” means one or more Notes in the form attached hereto as Exhibit A, issued under this Indenture, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

     “Global Note Legend” means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

     “Guarantee” has the meaning specified in Section 10.01.

     “Guaranteed Obligations” has the meaning specified in Section 10.01.

     “Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

     “IAI Global Note” means one or more Global Notes bearing the Private Placement Legend that will be issued in an aggregate principal amount equal to the aggregate principal amount of Initial Notes that may be resold to Institutional Accredited Investors on any Issue Date.

     “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that the accrual of interest shall not be considered an Incurrence of Indebtedness.

     “Indebtedness” of any Person means (i) any indebtedness of such Person, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by notes, bonds, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property, including any such indebtedness Incurred in connection with the acquisition by such person or any of its Subsidiaries of any other business or entity, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, including for such purpose Obligations under capitalized leases, and (ii) any guarantee, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse, or any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire or to supply or advance funds with respect to, or to become liable with respect to (directly or indirectly) any indebtedness, obligation, liability or dividend of any Person, but shall not include indebtedness or amounts owed for compensation to employees, or for goods or materials purchased, or services utilized, in the ordinary course of business of such Person. For purposes of this definition of Indebtedness, a “capitalized lease” shall be deemed to mean a lease of real or personal property which, in accordance with generally accepted accounting principles, is required to be capitalized.

     “Indenture” means this Indenture as amended or supplemented from time to time.

     “Indirect Participant” means an entity that, with respect to any Depositary, clears through or maintains a direct or indirect, custodial relationship with a Participant.

     “Initial Purchasers” means Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and those parties listed as initial purchasers in the Purchase Agreement.

     “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

     “Interest Payment Date” with respect to any Note means February 27 and August 27 of each year, commencing August 27, 2004, provided that if such Interest Payment Date is not a Business Day, interest due on such Interest Payment Date shall be payable on the next succeeding Business Day.

     “Intercreditor Agreement” means the Collateral Agent and Intercreditor Agreement dated as of February 13, 2002 and entered into among the Company, the Subsidiary Guarantors, U.S. Bank, National Association as the Collateral Agent and the Creditor Representatives named therein (including any subsequent amendments thereto).

     “Issue Date” means, in respect of Initial Notes of any series, the Closing Date or other date on which Initial Notes of such series are originally issued under this Indenture.

     “Joint Venture” means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more of its Subsidiaries.

     “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with a Registered Exchange Offer.

     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, security interest, lien (statutory or otherwise), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     “Maturity” when used with respect to any Note means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment or otherwise.

     “Maturity Date” means February 27, 2014.

     “Mirage” means Mirage Resorts, Incorporated, a Nevada corporation.

     “Mirage Notes” means (i) Mirage’s 6.625% notes due 2005 in the principal amount of $200 million, (ii) Mirage’s 7.25% notes due 2006 in the principal amount of $250 million, (iii) Mirage’s 6.75% notes due 2007 in the principal amount of $200 million, (iv) Mirage’s 6.75% notes due 2008 in the principal amount of $200 million and (v) Mirage’s 7.25% debentures due 2017 in the principal amount of $100 million.

     “Moody’s” means Moody’s Investor Service, Inc.

     “New Guarantee” has the meaning specified in the Intercreditor Agreement.

     “Non-Principal Property Collateral” means any leased real property parcel that is not Principal Property and the granting of a Lien over which requires the consent of the applicable lessor, which consent has not been obtained as of the Issue Date.

     “Non-recourse Indebtedness” means Indebtedness the terms of which provide that the lender’s claim for repayment of such Indebtedness is limited solely to a claim against the property which secures such Indebtedness.

     “Non-U.S. Person” means any Person other than a U.S. Person.

     “Note Register” means a register (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of Notes which Company shall cause to be kept at the Corporate Trust Office of the Trustee (or at the appropriate office of any other Registrar appointed hereunder).

     “Notes” has the meaning stated in the recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. From and after the issuance of any Additional Securities (but not for purposes of determining whether such issuance is permitted hereunder), “Securities” shall include such Additional Securities for purposes of this Indenture from time to time issued with respect to any Initial Securities that constitute such Additional Securities. All Securities, including any such Additional Securities, shall vote together as one series of Securities under this Indenture.

     “Notes Custodian” or “Custodian” means the custodian with respect to any Global Note (as appointed by the Depositary), or any successor entity thereto covered in 2.03.

     “Obligations” means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, expenses, damages or other liabilities or amounts payable under the documentation governing or otherwise in respect of any Indebtedness.

     “Offering Memorandum” means the offering memorandum dated March 9, 2004 relating to the sale of $300,000,000 aggregate principal amount of Initial Notes.

     “Officers” means any of the following: the Chairman of the Board of Directors, the President or an Executive or Senior Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company.

     “Officers’ Certificate” means a certificate signed by the Chairman of the Board of Directors, the President or an Executive or Senior Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

     “Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company (including an employee of the Company).

     “Outstanding Notes” has the meaning set forth in Section 2.08:

     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

     “Payment” means, with respect to the Notes and Guarantees, any payment, whether in cash or other assets or property, of interest, principal, premium, Additional Interest or any other amount on, of or in respect of the Notes, any other acquisition of Notes and any deposit into the trust described in Article VIII. The verb “pay” has a correlative meaning.

     “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

     “Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

     “Place of Payment” when used with respect to the Notes means the Corporate Trust Office of the Trustee or such other location as may be established under Section 4.04.

     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     “Principal Property” means any real estate or other physical facility or depreciable asset or securities the net book value of which on the date of determination exceeds the greater of $25 million and 2% of Consolidated Net Tangible Assets.

     “Private Placement Legend” means the legend set forth in Section 2.06(f)(i) to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

     “Purchase Agreement” means the Purchase Agreement dated March 9, 2004 for the purchase of $300,000,000 principal amount of Initial Notes among the Company, the Subsidiary Guarantors and the Initial Purchasers as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

     “Redemption Date” means the date fixed for redemption of any Note pursuant to this Indenture.

     “Redemption Price” has the meaning specified in Section 3.01.

     “Registration Rights Agreement” means the Registration Rights Agreement dated March 23, 2004, among the Company, the Subsidiary Guarantors and the Initial Purchasers, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

     “Registered Exchange Offer” means an offer made by the Company pursuant to an Exchange Offer Registration Statement under the Securities Act to exchange Exchange Notes for outstanding Initial Notes substantially identical in all material respects to such Initial Notes (except for the differences provided for therein).

     “Regular Record Date” for the interest payable on the Notes on any Interest Payment Date means the February 12 or August 12 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     “Regulation S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

     “Regulation S Global Note” means one or more Global Notes issued in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes sold in reliance on Rule 903 of Regulation S on any Issue Date.

     “Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend, issued under this Indenture.

     “Restricted Global Note” means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture; provided, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of any Registration Rights Agreement be a Restricted Global Note.

     “Restricted Notes” means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend, issued under this Indenture.

     “Rule 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

     “Rule 144A Global Note” means one or more Global Notes bearing the Private Placement Legend that will be issued in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes to be resold by the Initial Purchasers in reliance on Rule 144A on any Issue Date.

     “Sale and Lease-Back Transaction” means any arrangement with a person (other than the Company or any of its Subsidiaries), or to which any such person is a party, providing for the leasing to the Company or any of its Subsidiaries for a period of more than three years of any Principal Property which has been or is to be sold or transferred by the Company or any of its Subsidiaries to such person or to any other person (other than the Company or any of its Subsidiaries), to which funds have been or are to be advanced by such person on the security of the leased property.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Shelf Registration Statement” means a shelf registration statement prepared pursuant to the Registration Rights Agreement in respect of Initial Notes not previously registered for sale to the public under the Securities Act.

     “Significant Subsidiary” means, with respect to any Person, any Subsidiary of that Person that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the date hereof.

     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

     “Standard &Poor’s” means Standard & Poor’s Ratings Group (a division of McGraw Hill, Inc.).

     “Stated Maturity” when used with respect to any Note or any payment of principal thereof or premium thereon or interest thereon means the date specified in such Note or in this Indenture, as the date on which the principal of such Note or such payment of principal, premium or interest is due and payable.

     “Subsidiary” of any specified Person means any corporation, partnership or limited liability company of which at least a majority of the outstanding stock (or other equity interests) having by the terms thereof ordinary voting power for the election of directors (or the equivalent) of such Person (irrespective of whether or not at the time stock (or other equity interests) of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries.

     “Subsidiary Guarantor” means (i) each Subsidiary of the Company identified as a Subsidiary Guarantor on the signature pages hereof and (ii) each other Subsidiary of the Company that becomes a Subsidiary Guarantor in accordance with Section 4.08 or by executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor, together with their permitted successors and assigns provided that if the Guarantee of a Subsidiary Guarantor is withdrawn or cancelled pursuant to Section 4.08(b), such Person shall no longer be a Subsidiary Guarantor hereunder.

     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as stated in Section 9.03.

     “Treasury Securities” mean any obligations issued or guaranteed by the United States government or any agency thereof.

     “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     “Trust Officer” means, when used with respect to the Trustee or Paying Agent, any officer within the corporate trust department of the Trustee or Paying Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or Paying Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     “Uniform Commercial Code” means the Nevada Uniform Commercial Code as in effect from time to time.

     “United States” means the United States of America (including the States and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

     “Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

     “Unrestricted Global Note” means one or more Global Notes representing a series of Notes that does not bear and is not required to bear the Private Placement Legend, issued under this Indenture.

     “Unrestricted Note” means any Unrestricted Definitive Note or Unrestricted Global Note.

     “U.S. Depositary” means Depository Trust Company or any other clearing agency registered under the Securities Exchange Act of 1934, as amended, or any successor thereto, which shall in either case be the U.S. Depositary designated in the form of Note attached as Exhibit A hereto until a successor U.S. Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “U.S. Depositary” shall mean or include each Person who is then a U.S. Depositary hereunder.

     “U.S. Government Obligations” has the meaning specified in Section 8.04.

     “U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

     “Vice President” includes, with respect to the Company, any Executive or Senior Vice President and includes, with respect to the Trustee, any Vice President, whether or not designated by a number or word or words added before or after the title “Vice President.”

     SECTION 1.02 OTHER DEFINITIONS.

Term	Defined in Section
“Adjusted Treasury Rate”	3.01
“Authentication Order”	2.02
“Comparable Treasury Issue”	3.01
“Comparable Treasury Price”	3.01
“covenant defeasance option”	8.04
“DTC”	2.03
“Funding Guarantor”	10.04
“Independent Investment Banker”	3.01
“Initial Notes”	Preamble
“legal defeasance option”	8.04
“Legal Holiday”	12.07
“MD&A”	4.02
“Notice of Default”	6.01
“protected purchaser”	2.07
“Reference Treasury Dealer”	3.01
“Reference Treasury Dealer Quotations”	3.01
“Registrar”	2.03
“Remaining Life”	3.01

     SECTION 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     “indenture securities” means the Notes.

     “indenture security holder” means a Holder.

     “indenture to be qualified” means this Indenture.

     “indenture trustee” or “institutional trustee” means the Trustee.

     “obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

     SECTION 1.04 RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all financial calculations and determinations contemplated by this Indenture shall be made in conformity with GAAP as in effect as of the Closing Date;

     (3) “or” is not exclusive;

     (4) “including” means “including without limitation”;

     (5) words in the singular include the plural and words in the plural include the singular;

     (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP and accretion of principal on such security shall not be deemed to be the incurrence of Debt;

     (7) all references to “principal” of the Notes include redemption price and purchase price and all references to “interest” on the Notes include Additional Interest, if any, as well as interest accruing after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest), whether or not allowed or allowable as a claim in any such proceeding;

     (8) all exhibits are incorporated by reference herein and expressly made a part of this Indenture;

     (9) all references to articles, sections and exhibits (and subparts thereof) are to this Indenture; and

     (10) all references to statutes or rules (or their subparts) include replacement or successor provisions.

ARTICLE II
THE NOTES

     SECTION 2.01 FORM AND DATING.

     (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule, usage or this Indenture. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, any Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions or transfers of beneficial interests from one Global Note to another Global Note. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder or beneficial owner thereof as required by Section 2.06.

     (c) Form of Initial Notes, Etc. All Initial Notes issued on the Closing Date are being or will be offered and sold by the Initial Purchasers only (i) to QIBs (in which case they will be evidenced by a Rule 144 Global Note) or (ii) in reliance on Regulation S under the Securities Act (in which case they will be evidenced by a Regulation S Global Note). After such initial offers and sales, Initial Notes that are evidenced by Restricted Global Notes or Restricted Definitive Notes may also be transferred to Institutional Accredited Investors (in which case they shall be evidenced by Definitive Notes or by an IAI Global Note. All Additional Notes issued after the Closing Date shall be issued in such form, and shall be permitted to be resold, as shall be provided in the Related Officers’ Certificate required by Section 2.14.

     (d) Series. All Initial Notes issued on the Closing Date shall be designated as “Series A.” All Additional Securities with the same Issue Date shall be designated as a separate series (other than Series A).

     SECTION 2.02 EXECUTION AND AUTHENTICATION.

     The Notes shall be executed on behalf of the Company by its Chairman of the Board of Directors, its President, one of its Executive or Senior Vice Presidents or Chief Executive Officers or its Treasurer, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers may be manual or facsimile.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Initial Notes for original issuance up to the aggregate principal amount stated in such Authentication Order in such form as may be provided therein or in this Indenture; provided, that the aggregate principal amount of Notes outstanding at any time may not exceed $300,000,000, except in accordance with Section 2.08. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

     SECTION 2.03 REGISTRAR, PAYING AGENT AND DEPOSITARY.

     The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or other Agent not a party to this Indenture, which shall incorporate the mandatory terms of the TIA not otherwise excluded hereunder. The Company may change any Paying Agent or Registrar without notice to any Holder. The Registrar or Paying Agent may resign at any time upon not less than 10 Business Days’ prior written notice to the Company; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.10.

     The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian (“Notes Custodian” or “Custodian”) with respect to the Global Notes.

     SECTION 2.04 PAYING AGENT TO HOLD MONEY IN TRUST.

     Prior to 10:00 a.m. on each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) by wire transfer a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent, and in such event any such Paying Agent shall have the obligation, to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

     Any money deposited with any Paying Agent, or then held by the Company or a domestic Subsidiary in trust for the payment of principal or interest on any Note and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company or a domestic Subsidiary, shall be discharged from such trust; and the Noteholders shall thereafter, as general unsecured creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such permitted Subsidiary as trustee thereof, shall thereupon cease.

     SECTION 2.05 HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the

Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and to the extent applicable, the Company shall otherwise comply with TIA § 312(a).

     SECTION 2.06 TRANSFER AND EXCHANGE.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary or ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days of such notice or cessation and (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required in order for the Company to comply with the Securities Act. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note; Transfers of Beneficial Interests in Unrestricted Global Notes for Interests in Other Unrestricted Global Notes. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same or any other Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon consummation of a Registered Exchange Offer by the Company, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of

Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes and the other documents contemplated by the Registered Exchange Offer. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee or Notes Custodian shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

               (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates (including the certificate in the form of Exhibit D hereto) in item (3) thereof, if applicable; or

               (D) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and:

               (A) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement and the Registrar receives a certificate from such holder to such effect; or

               (B) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (B) (except in the case of a transfer contemplated by item (4)(a) or (d) of Exhibit B or by item (4)(b) of Exhibit B in the case of any transfer after the Distribution Compliance Period), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) or (B) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such holder to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (C) above, a certificate from such holder to the effect set forth in Exhibit B hereto, including the certifications required by item (3)(b) thereof, if applicable;

               (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement and the Registrar receives a certificate from such holder to such effect; or

               (B) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D) (except in the case of a transfer contemplated by item (4)(a) or (d) of Exhibit B or by item (4)(b) of Exhibit B in the case of any transfer after the Distribution Compliance Period an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest in an Unrestricted Global Note pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such Holder to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (C) above, a certificate from such Holder to the effect set forth in Exhibit B, including the certifications required by item 3(b) thereof, or

               (E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A), the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and the Registrar receives a certificate from such holder to such effect; or

               (B) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D) (except in the case of a transfer contemplated by item (4)(a) or (d) of Exhibit B or by item (4)(b) of Exhibit B in the case of any transfer after the Distribution Compliance Period, an Opinion of Counsel, in form and from legal counsel reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Restricted Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          (iv) Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest in a Global Note is effected pursuant to subparagraphs (ii)(A), (ii)(B) or (iii) of this Section 2.06(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so exchanged or transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

               (C) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) and (B) above, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3)(b) thereof, if applicable; or

               (D) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement and the Registrar receives a certificate from such Holder to such effect; or

               (B) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D) (except in the case of a transfer contemplated by item (4)(a) or (d) of Exhibit B or by item (4)(b) of Exhibit B in the case of any transfer after the Distribution Compliance Period, an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i) Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A

UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

               (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form (unless otherwise specified by the Depositary):

     “THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THE NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.”

     (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the principal amount of Notes represented by such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (h) General Provisions Relating to Transfers and Exchanges.

          (i) The Notes shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with this Section 2.06. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401 of the Uniform Commercial Code and this Section 2.06 are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

          (ii) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

          (iii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.07 and 9.06).

          (iv) The Registrar shall retain copies of all certificates, Opinions of Counsel, notices and other written communications received pursuant to this Section 2.06. The Company shall have the right to inspect and make copies of all such certificates, Opinions of Counsel, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          (v) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (vi) The Company, Trustee and Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (vii) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Notes, payment of the redemption price of the Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (viii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

          (ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile, with an original of such document to be sent promptly thereafter.

          (x) Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 2.06, the Registrar’s duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits B, C and D attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

     SECTION 2.07 REPLACEMENT NOTES.

     If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee and the Company including evidence of the destruction, loss or theft of the Note. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent, and the Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

     Every replacement Note is an additional obligation of the Company.

     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

     SECTION 2.08 OUTSTANDING NOTES.

          Outstanding Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such Notes; provided, however, that if such Notes are to be redeemed, then notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made and the date for such redemption has passed;

          (iii) Notes, except to the extent provided in Section 8.04, with respect to which the Company has effected defeasance as provided in Article VIII; and

          (iv) Notes paid pursuant to Section 2.07 and Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

     provided, however, that in determining whether the holders of the requisite principal amount of Notes Outstanding have performed any Act hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding (provided, that in connection with any offer by the Company or any obligor to purchase Notes, Notes tendered by a holder shall be Outstanding until the date of purchase), except that, in determining whether the Trustee shall be protected in relying upon any such Act, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

     SECTION 2.09 INTENTIONALLY OMITTED.

     SECTION 2.10 TEMPORARY NOTES.

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

     SECTION 2.11 CANCELLATION.

     All Notes surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee at its Corporate Trust Office. All Notes so delivered shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be delivered to the Company upon Company Request. The acquisition of any Notes by the Company shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until such Notes are surrendered to the Trustee for cancellation. The Notes shall not be disposed of until exchanged in full for Definitive Notes or until payment thereon is made in full.

     SECTION 2.12 DEFAULTED INTEREST.

     (a) Any interest on any Note which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant Regular Record Date by virtue of his having been such registered holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Notes (or their respective Predecessor Note) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee prior to 10:00 a.m., New York City time, an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the holders of such Notes at their addresses as they appear in the Note Register, not less than 15 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Note) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest on Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     (b) Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon transfer of, in exchange for, or in lieu of, any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     SECTION 2.13 CUSIP, ISIN OR COMMON CODE NUMBERS.

     The Company in issuing the Notes may use “CUSIP,” “ISIN” or “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use such numbers in notices of redemption or repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in “CUSIP,” “ISIN” or “Common Code” numbers.

     SECTION 2.14 ISSUANCE OF ADDITIONAL NOTES.

     If authorized by a Board Resolution, the Issuer shall be entitled to issue Additional Notes under this Indenture which shall have substantially identical terms as the Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first interest payment date applicable thereto or upon a registration default as provided under a registration rights agreement related thereto, if any (and if such Additional Notes shall be issued in the form of Unrestricted Notes, other than with respect to transfer restrictions); provided that such issuance shall be made in compliance with this Indenture; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code. The Initial Notes issued on the Closing Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

     With respect to any Additional Notes, the Issuer shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee, or in a supplemental indenture, the following information:

     (1) the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;

     (2) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

     (3) the issue price and the issue date of such Additional Notes and the amount of interest payable on the first interest payment date applicable thereto;

     (4) the “CUSIP”, “ISIN” or “Common Code” number, as applicable, of such Additional Notes; and

     (5) whether such Additional Notes shall be Restricted Notes, and in which form and pursuant to which exemptions from the Securities Act they may be issued and resold, or whether they shall be Unrestricted Notes issued pursuant to a registration statement under the Securities Act.

ARTICLE III
REDEMPTION

     SECTION 3.01 OPTIONAL REDEMPTION.

     The Notes are redeemable at the option of the Company, in whole or in part at any time at a redemption price (the “Redemption Price”) equal to the greater of:

•	100% of the principal amount thereof; or

•	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, plus, in either of the above cases, accrued and unpaid interest to the Redemption Date on the Notes to be redeemed.

     “Adjusted Treasury Rate” means, with respect to any Redemption Date:

•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities (“Remaining Life”).

     “Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

     “Reference Treasury Dealer” means any primary U.S. Government securities dealer in New York City selected by the Company.

     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

     SECTION 3.02 ELECTION TO REDEEM; NOTICE TO TRUSTEE.

     The election of the Company to redeem the Notes shall be evidenced by a Board Resolution. The Company shall, not less than 35 (unless a shorter notice period is acceptable to the trustee) nor more than 60 days before the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date, the Redemption Price, the CUSIP numbers and the principal amount of Notes to be redeemed.

     SECTION 3.03 SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

     If less than all the Notes are to be redeemed at the election of the Company, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Notes or any integral multiple thereof) of the principal amount of Notes in a denomination larger than the minimum authorized denomination for Notes pursuant to Section 2.01(a) in the currency in which the Notes are denominated. The portions of the principal amount of Notes so selected for partial redemption shall be equal to the minimum authorized denominations for Notes pursuant to Section 2.01(a) in the currency in which the Notes are denominated or any integral multiple thereof. In any case when more than one Note is registered in the same name, the Trustee, in its discretion, may treat the aggregate principal amount so registered as if it were represented by one Note.

     The Trustee shall promptly notify the Company and the U.S. Depositary for the Notes (if other than itself) in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

     SECTION 3.04 NOTICE OF REDEMPTION.

     Notice of redemption shall be given by the Company, or at the Company’s written request, by the Trustee in the name and at the expense of the Company, not less than 30 days and not more than 60 days prior to the Redemption Date to the holders of the Notes to be redeemed pursuant to this Article III, in the manner provided in Section 12.02. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. Failure to give such notice, or any defect in such notice to the holder of any Note, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the holder of any other Note.

     All notices of redemption shall identify the Notes to be redeemed (including CUSIP number) and shall state:

     (a) the Redemption Date,

     (b) the Redemption Price,

     (c) that Notes are being redeemed by the Company pursuant to provisions contained in this Indenture or the terms of the Notes, together with a brief statement of the facts permitting such redemption,

     (d) that all Outstanding Notes are to be redeemed,

     (e) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after said date, and

     (f) the Place or Places of Payment where such Notes are to be surrendered for payment of the Redemption Price.

     SECTION 3.05 DEPOSIT OF REDEMPTION PRICE.

     On or prior to 10:00 a.m., New York City time, on the Redemption Date for any Notes, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.05) an amount of money in the currency in which such Notes are denominated sufficient to pay the Redemption Price of such Notes which are to be redeemed on that date.

     SECTION 3.06 NOTES PAYABLE ON REDEMPTION DATE.

     Notice of redemption having been given as aforesaid, any Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price in the currency in which the Notes are payable, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price; provided, however, that installments of interest on Notes which have a Stated Maturity on or prior to the Redemption Date for such Notes shall be payable according to the terms of such Notes and the provisions of Section 2.04, Section 2.12 and Section 4.05.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

     SECTION 3.07 NOTES REDEEMED IN PART.

     Any Note which is to be redeemed only in part shall be surrendered at the Corporate Trust Office with, if the Company, the U.S. Depositary for the Notes or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the U.S. Depositary for the Notes and the Trustee duly executed by, the holder thereof or such holder’s attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of like tenor and form, of any authorized denomination as requested by such holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered. In the case of a Note providing appropriate space for such notation, at the option of the holder thereof, the Trustee, in lieu of delivering a new Note or Notes as aforesaid, may make a notation on such Note of the payment of the redeemed portion thereof.

     SECTION 3.08 MANDATORY DISPOSITION OF NOTES PURSUANT TO GAMING LAWS.

     Each holder and beneficial owner, by accepting or otherwise acquiring an interest in the Notes, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any of its Subsidiaries conducts or proposes to conduct gaming requires that a Person who is a holder or beneficial owner must be licensed, qualified or found suitable under the applicable Gaming Laws, such holder or beneficial owner shall apply for a license, qualification or a finding of suitability within the required time period. If such Person fails to apply or become licensed or qualified or is found unsuitable (a “Disqualified Holder”), then the Company shall have the right, at its option, notwithstanding any other provision of this Indenture:

     (i) to require such Person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of the Company’s election or such earlier date as may be requested or prescribed by such Gaming Authority; or

     (ii) to redeem such Notes, which Redemption Date may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority, at a redemption price equal to:

          (1) the lesser of:

     (a) the Person’s cost, plus accrued and unpaid interest, if any, to the earlier of the Redemption Date or the date of the finding of unsuitability or failure to comply; and

     (b) 100% of the principal amount thereof, plus accrued and unpaid interest to the earlier of the Redemption Date and the date of the finding of unsuitability; or

     (2) such other amount as may be required by applicable Gaming Laws or by order of any Gaming Authority.

     The Company shall notify the Trustee in writing of any such Disqualified Holder status or redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such holder or beneficial owner may incur in connection with its application for a license, qualification or a finding of suitability. Notwithstanding any other provision of this Indenture, immediately upon the imposition of a requirement to dispose of Notes by a Gaming Authority, such Person shall, to the extent required by applicable Gaming Laws, have no further right (i) to exercise, directly or indirectly, through any trustee, nominee or any other person or entity, any right conferred by the Notes or (ii) to receive any interest, dividends or any other distributions or payments with respect to the Notes or any remuneration in any form with respect to the Notes from the Company or the Trustee, except the redemption price.

ARTICLE IV
COVENANTS

     SECTION 4.01 PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

     The Company covenants and agrees for the benefit of the Notes, that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

     SECTION 4.02 REPORTS

     (a) Whether or not required by the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders within 15 days after the time periods specified in the Commission’s rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     (b) In addition, the Company and the Subsidiary Guarantors, for so long as any Notes remain outstanding, shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company shall at all times comply with TIA § 314(a).

     SECTION 4.03 OFFICER’S CERTIFICATE AS TO COMPLIANCE.

     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company stating whether or not, to the knowledge of the signer thereof, the Company is in compliance with all covenants and conditions under this Indenture, and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof of which such signer may have knowledge. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

     SECTION 4.04 MAINTENANCE OF OFFICE OR AGENCY.

     The Company will maintain in each Place of Payment an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, where Notes that are convertible may be surrendered for conversion, if applicable, and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. If the Notes are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Notes in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Notes are listed on such exchange, and subject to any laws or regulations applicable thereto, in a Place of Payment located outside the United States an office or agency where any Notes may be surrendered for registration of transfer, where Notes may be surrendered for exchange or redemption and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

     The Company may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

     SECTION 4.05 MONEY FOR NOTES; PAYMENTS TO BE HELD IN TRUST.

     If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents with respect to the Notes, it will, by or on each due date of the principal (and premium, if any) or interest on any Notes, deposit with any such Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due (in same day funds and, if a Global Note is Outstanding, by 10:00 a.m., New York City time, in order for the Trustee to make payment to the U.S. Depositary for such Note in accordance with rules of such U.S. Depositary), such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent with respect to the Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

     (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest on the Notes; and

     (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company upon Company Request, or (if then held by the Company) shall be discharged from such trust; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be transmitted in the manner and to the extent provided by Section 12.02, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company upon Company Request.

     SECTION 4.06 CORPORATE EXISTENCE.

     Subject to Articles V and X, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its and each Subsidiary Guarantor’s corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiary Guarantors, taken as a whole.

     SECTION 4.07 WAIVER OF CERTAIN COVENANTS.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 4.04 through 4.06 or 4.08 through 4.12 if before the time for such compliance the holders of at least a majority in principal amount of the Outstanding Notes shall, by Act of such holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent expressly so waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect; provided that no waiver of any requirement to provide a Guarantee or Collateral shall be effective without the Act of the holder of each Outstanding Note affected thereby.

SECTION 4.08 GUARANTEE AND COLLATERAL MATTERS.

     (a) The Company shall from time to time (i) cause each Subsidiary of the Company that is not an Excluded Subsidiary to become, on the Issue Date or, if such Subsidiary is acquired or created after the Issue Date or such Subsidiary was an Excluded Subsidiary but thereafter is not an Excluded Subsidiary, at the later of (A) the time of the acquisition, creation or change in status of such Subsidiary and (B) the time at which such Subsidiary Incurs Indebtedness or such Subsidiary guarantees or secures any Indebtedness of the Company, a guarantor of the obligations of the Company under this Indenture and the Notes by executing this Indenture (directly, by supplemental indenture or by a joinder agreement, a form of which is attached hereto as exhibit F) as a Subsidiary Guarantor or by executing a Guarantee in substantially the form of Article X (provided that the provision of a Guarantee by a Subsidiary after the Issue Date shall be subject to compliance with any applicable Gaming Laws and the Company agrees that (subject to Section 4.08(b)) it shall not have any such Subsidiary that is not an Excluded Subsidiary unless it is permitted to give such Guarantee under applicable Gaming Laws) and (ii) deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that such Guarantee is the valid, binding and enforceable obligation of such Subsidiary Guarantor, subject to customary exceptions for bankruptcy, fraudulent transfer and equitable principles.

     (b) The actions set forth in Section 4.08(a) shall be taken within 10 days of the time on which any Person is required to become a Subsidiary Guarantor, provided that if such Person is not permitted to give a

Guarantee under applicable Gaming Laws, then, unless such Person has become a guarantor of the Credit Facilities, any Existing Senior Notes, such period shall be extended as long as the Company continues to use best efforts to obtain the requisite consents for such Guarantee from the applicable Gaming Authority. Each Note issued after the date of execution by any additional Subsidiary Guarantor of a Guarantee set forth in this Indenture shall be endorsed with a form of Guarantee that has been executed by such Subsidiary Guarantor. However, the failure of any Note to have endorsed thereon a Guarantee executed by such Subsidiary Guarantor shall not affect the validity or enforceability of such Guarantee. In the case of a Subsidiary that becomes a Subsidiary Guarantor after the Issue Date as a result of its guarantee of Indebtedness of the Company (and not as a result of its Incurrence of Indebtedness), if such Subsidiary thereafter no longer guarantees any Indebtedness and has not Incurred any Indebtedness, then, upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel, to the effect that such conditions to release of the Guarantee by such Subsidiary have been satisfied, the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its Guarantee Obligations under its Guarantee.

     (c) Prior to the Collateral Release Date (or thereafter if a Collateral Event has occurred and the Collateral Release Date has not again occurred), the Company from time to time shall cause each Subsidiary Guarantor to (i) execute such Collateral Documents as may be necessary to grant a security interest in substantially all of the assets and properties, whether real, personal or mixed, or tangible or intangible, of such Subsidiary Guarantor to secure its Guarantee, and to execute and deliver all documents, and take all such other actions as may be necessary or reasonably requested by the Trustee to grant the Trustee a valid, enforceable and perfected Lien on all of the assets and properties of the Subsidiary Guarantor included in the Collateral, pari passu with Liens thereon securing the Credit Facilities and the Existing Senior Notes (and additional senior notes and guarantees subject to the Intercreditor Agreement), provided that the provision of such Collateral Documents and such Collateral by a Subsidiary that becomes a Subsidiary Guarantor after the Issue Date (or the pledge of stock of any new Subsidiary that becomes subject to applicable Gaming Laws) shall be subject to compliance with any applicable Gaming Laws, and (ii) deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that such Collateral Documents are the valid, binding and enforceable obligations of such Subsidiary Guarantor, subject to customary exceptions for bankruptcy, fraudulent transfer and equitable principles, and create valid and perfected Liens on the Collateral therein securing such Subsidiary Guarantor’s Guarantee.

     (d) Prior to the Collateral Release Date (or thereafter if a Collateral Event has occurred and the Collateral Release Date has not again occurred) and subject to compliance with applicable Gaming Laws, the Company will not, and will not permit any Subsidiary to create, incur or suffer to exist any Lien upon any of their properties or assets (including capital stock), that secures the Credit Facilities and the Existing Senior Notes, without making effective provision to secure all of the Notes and Guarantees then outstanding by such Lien, equally and ratably with (or prior to) the Credit Facilities and the Existing Senior Notes, so long as the Credit Facilities and the Existing Senior Notes shall be so secured.

     (e) A Collateral Release shall not constitute or be construed as a release (or to require the release) of the Guarantee of any Subsidiary Guarantor under this Indenture. The Company will not, and will not permit any Subsidiary to, create or acquire or have any Subsidiary that is not an Excluded Subsidiary without making effective provision for such Subsidiary to become a Subsidiary Guarantor under this Indenture. In the event that the Company or any Subsidiary shall create or acquire any Subsidiary that is (i) not a guarantor of the Company’s Indebtedness (including the Notes, the Credit Facilities and the Existing Senior Notes), and not subject to any covenants in, or Liens securing, the Credit Facilities or the Existing Senior Notes, or (ii) a non-U.S. Subsidiary whose only tangible assets are located in foreign nations or a holding company of any non-U.S. Subsidiaries whose only tangible assets are located in foreign nations, provided such holding company has no other assets or operations, then such Subsidiary shall be an Excluded Subsidiary.

     SECTION 4.09 CONDITIONAL COLLATERAL; GAMING APPROVALS.

     Prior to the Collateral Release Date, the Company shall use commercially reasonable efforts to obtain all necessary consents from the applicable Gaming Authorities (i) to grant a Lien on the Conditional Collateral in favor of the Collateral Agent pursuant to the Collateral Documents; (ii) to place restrictions on the transfer of the equity securities of the Company’s corporate Subsidiaries holding Gaming Licenses; and (iii) to agree not to encumber such equity securities. Upon receipt of all consents needed to grant such Lien on any Conditional Collateral, the

Company shall promptly take all action (or cause the Subsidiary Guarantors to take all action) necessary (including execution and delivery of Collateral Documents or supplements thereto) in order to grant and perfect in favor of the Collateral Agent a Lien on such Conditional Collateral, pari passu with the Lien on such Conditional Collateral securing the Credit Facilities and the Existing Senior Notes (and additional senior notes and guarantees subject to the Intercreditor Agreement). In addition, prior to the Collateral Release Date, the Company shall use commercially reasonable efforts to obtain all necessary consents from the applicable lessors to grant a Lien on the Non-Principal Property Collateral in favor of the Collateral Agent pursuant to the Collateral Documents and, upon receipt of all consents needed to grant such Lien on any Non-Principal Property Collateral, the Company shall promptly take all action (or cause the Subsidiary Guarantors to take all action) necessary (including execution and delivery of Collateral Documents or supplements thereto) in order to grant and perfect in favor of the Collateral Agent a Lien on such Non-Principal Property Collateral, pari passu with the Lien on such Non-Principal Property Collateral securing the Credit Facilities and the Existing Senior Notes.

     SECTION 4.10 LIMITATION ON LIENS.

     (a) Other than as provided in Section 4.10(c) below and subject to compliance with any applicable Gaming Laws, neither the Company nor any Subsidiary Guarantor will, directly or indirectly, issue, assume or guarantee any Indebtedness secured by a Lien upon any Principal Property or on any evidences of Indebtedness or shares of capital stock of, or other ownership interests in, any Subsidiaries (regardless of whether the Principal Property, Indebtedness, capital stock or ownership interests were acquired before or after the date hereof) without effectively providing that all of the Notes or Guarantees then outstanding, as the case may be, shall be secured equally and ratably with (or prior to) the Indebtedness so long as such Indebtedness shall be so secured, except that this restriction will not apply to:

     (i) Liens existing on the date of original issuance of the Notes;

     (ii) Liens affecting property of a corporation or other entity existing at the time it becomes a Subsidiary Guarantor or at the time it is merged into or consolidated with the Company or a Subsidiary Guarantor (provided that such Liens are not incurred in connection with, or in contemplation of, such entity becoming a Subsidiary Guarantor or such merger or consolidation and do not extend to or cover property of the Company or any Subsidiary Guarantor other than property of the entity so acquired or which becomes a Subsidiary Guarantor);

     (iii) Liens (including purchase money Liens) existing at the time of acquisition thereof on property acquired after the date hereof or to secure Indebtedness Incurred prior to, at the time of, or within 24 months after the acquisition for the purpose of financing all or part of the purchase price of property acquired after the date hereof (provided that such Liens do not extend to or cover any property of the Company or any Subsidiary Guarantor other than the property so acquired);

     (iv) Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness Incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction;

     (v) Liens which secure Indebtedness of a Subsidiary of the Company to the Company or to a Subsidiary Guarantor or which secure Indebtedness of the Company to a Subsidiary Guarantor;

     (vi) Liens on the stock, partnership or other equity interest of the Company or Subsidiary Guarantor in any Joint Venture or any Subsidiary which owns an equity interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture;

     (vii) Liens to government entities, including pollution control or industrial revenue bond financing;

     (viii) Liens required by any contract or statute in order to permit the Company or a Subsidiary of the Company to perform any contract or subcontract made by it with or at the request of a governmental entity;

     (ix) mechanic’s, materialman’s, carrier’s or other like Liens, arising in the ordinary course of business;

     (x) Liens for taxes or assessments and similar charges;

     (xi) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and other minor irregularities of title; and

     (xii) any extension, renewal, replacement or refinancing of any Indebtedness secured by a Lien permitted by any of the foregoing clauses (i) through (vi).

(b) Notwithstanding the foregoing,

     (i) if any of the Existing Senior Notes are hereafter secured by any Liens on any of the assets of the Company or any Subsidiary Guarantor, then the Company and the Subsidiary Guarantor shall, substantially concurrently with the granting of such Liens, subject to such Liens having been approved by all applicable Gaming Authorities to the extent the Gaming Laws of the applicable jurisdiction require such approval, grant perfected Liens in the same collateral to secure the Notes (or Guarantees, as the case may be), equally, ratably and on a pari passu basis. The Liens granted pursuant to this provision shall be (A) granted concurrently with the granting of any such Liens, and (B) granted pursuant to instruments, documents and agreements which are no less favorable to the Trustee and the holders of the Notes than those granted to secure the Existing Senior Notes. In connection with the granting of any such Liens, the Company and each Subsidiary Guarantor shall provide to the Trustee (y) policies of title insurance on customary terms and conditions, to the extent that policies of title insurance on the corresponding property are provided to the holders of the Existing Senior Notes or their respective trustee (and in an insured amount that bears the same proportion to the aggregate outstanding amount thereof), and (z) legal opinions and other assurances as the Trustee may reasonably request.

     (ii) if the Company and the Subsidiary Guarantors become entitled to the release of all of the equal, ratable and pari passu Liens securing the Credit Facilities and the Existing Senior Notes (and any additional senior notes or guarantees subject to the Intercreditor Agreement), and provided that no Default or Event of Default has then occurred and remains continuing, the Company and the Subsidiary Guarantors may in their sole discretion request that the Collateral Agent (or the Trustees and the Administrative Agents with respect to the Credit Facilities) release any Liens securing the Notes, the Existing Senior Notes, such other notes and guarantees and the Credit Facilities, and in such circumstances the Collateral Agent (or the Trustee) shall so release such Liens.

     (c) Notwithstanding the foregoing, the Company or any Subsidiary Guarantor may create, assume or suffer to exist Liens not otherwise permitted as described above, provided that at the time of such incurrence, assumption or sufferance, after giving effect to such Lien, the sum of outstanding Indebtedness secured by such Liens (not including Liens permitted under Section 4.10(a) above) plus all Attributable Debt in respect of Sale and Lease-Back Transactions entered into (not including Sale and Lease-Back Transactions expressly permitted under Section 4.11(a) below), measured, in each case, at the time the Lien is incurred, does not exceed 15% of Consolidated Net Tangible Assets, provided that the foregoing shall not apply to any Liens that may at any time secure any of the Existing Senior Notes.

     SECTION 4.11 LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

     (a) Other than as provided in Section 4.11(b) below, neither the Company nor any Subsidiary Guarantor will enter into any Sale and Lease-Back Transaction, unless either:

     (i) the Company or such Subsidiary Guarantor would be entitled, pursuant to the provisions described in clauses (i) through (xii) of Section 4.10(a) above, to create, assume or suffer to exist a Lien on the property to be leased without equally and ratably securing the Notes; or

     (ii) an amount equal to the greater of the net cash proceeds of such sale or the fair market value of such property (in the good faith opinion of the Board of Directors) is applied within 120 days to the retirement or other discharge of its Funded Debt.

     (b) Notwithstanding the foregoing, the Company or any Subsidiary Guarantor may enter into Sale and Lease-Back Transactions not otherwise permitted as described above, provided that at the time of entering into such Sale and Lease-Back Transaction, after giving effect to such Sale and Lease-Back Transaction, the sum of outstanding Indebtedness secured by Liens (not including Liens permitted under Section 12.9) plus all Attributable Debt in respect of Sale and Lease-Back Transactions entered into (not including Sale and Lease-Back Transactions permitted under Section 4.11(a) above), measured, in each case, at the time any such Sale and Lease-Back Transaction is entered into, does not exceed 15% of Consolidated Net Tangible Assets, provided that the foregoing shall not apply to any Liens that may at any time secure any of the Existing Senior Notes.

     SECTION 4.12 COLLATERAL EVENT AFTER COLLATERAL RELEASE DATE.

     If following a Collateral Release, a Collateral Event occurs, the Company shall, and shall cause each of the Subsidiary Guarantors to, within 30 days following the occurrence of such Collateral Event (provided that such Collateral Event is then continuing) and in any event not later than the granting of any Liens in such collateral to secure the Credit Facilities, the Existing Senior Notes or other senior notes and guarantees subject to the Intercreditor Agreement, grant Liens in substantially all assets and properties, whether real, personal or mixed, or tangible or intangible, of the Company and the Subsidiary Guarantors to secure the Notes and Guarantees, provided that the Company and the Subsidiary Guarantors shall not be obligated to provide Liens in any assets and properties unless and until all approvals of Gaming Authorities required for Liens in the respective assets and properties are obtained but, if approvals of Gaming Authorities are not required (or have been obtained) to provide Liens in any such assets or properties to secure the Credit Facilities, the Existing Senior Notes or such other notes and guarantees, the Company and the Subsidiary Guarantors shall not provide Liens in such assets or properties to secure the Credit Facilities, the Existing Senior Notes or such other notes and guarantees until the required approvals of Gaming Authorities are obtained for the Liens in such assets or properties to secure the Notes and the Guarantees. The Company shall, and shall cause each Subsidiary Guarantor to, use its best efforts to obtain all necessary consents from the applicable Gaming Authorities to grant such Liens to secure the Notes and Guarantees and, upon receipt of all consents needed to grant such a Lien, shall promptly take all action (or cause the Subsidiary Guarantors to take all action) necessary (including execution and delivery of Collateral Documents) in order to grant and perfect such a Lien. The Liens granted pursuant to this Section 4.12 shall be equal, ratable and pari passu with any Liens securing the Credit Facilities and the Existing Senior Notes and shall be granted pursuant to instruments, documents and agreements which are (i) substantially in the form of the Collateral Documents in effect as of the date hereof or otherwise reasonably acceptable to the Trustee and (ii) no less favorable, in any material respect, to the holders of the Notes than the form of instruments, documents and agreements provided to secure the Credit Facilities and the Existing Senior Notes. Each holder of the Outstanding Notes, by its acceptance of a Note, consents and agrees to the terms of such Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) that are deemed by the Trustee to be reasonably acceptable and, without limitation, authorizes the Trustee to make changes to the form of the Collateral Documents in effect as of the date hereof in order to provide appropriate exceptions from representations, warranties and covenants for any intervening Liens permitted under Section 4.10 and to conform to corresponding changes made to the form of instruments, documents and agreements securing the Credit Facilities and the Existing Senior Notes in effect as of the date hereof. In connection with the granting of any such Liens, the Company and the Subsidiary Guarantors shall contemporaneously provide to the Trustee policies of title insurance on customary terms and conditions, to the extent policies of title insurance on the corresponding assets and properties are provided to the Administrative Agents or the trustees under the Credit Facilities and the Existing Senior Notes (and in an insured amount that bears the same proportion to the aggregate principal amount of the Outstanding Notes as the insured amount in the policies provided to the Administrative Agents or the trustees bears to the aggregate amount of the Credit Facilities and the Existing Senior Notes), Opinions of Counsel required under Section 314(b) of the TIA and other assurances as the Trustee may reasonably request.

ARTICLE V
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 5.01      COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS

     The Company shall not consolidate with, merge with or into, or sell, assign, convey, transfer or lease its properties and assets substantially in their entirety (computed on a consolidated basis) to any Person unless:

     (a)      either (i) the Company is the surviving entity or (ii) the successor or transferee (the “successor corporation”) is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

     (b)      immediately after giving effect to such transaction, no Event of Default or Default shall exist; and

     (c)      the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel conforming to the provisions of Section 12.05 hereof and each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this provision and that all conditions precedent herein provided for relating to such transaction have been complied with.

     The Trustee is hereby authorized to take any action deemed by it to be necessary or desirable to confirm or ensure the validity, perfection and priority of the Lien in favor of the Beneficiaries on the Collateral as a result of any such transaction; provided, that this sentence shall create no obligation on the Trustee to take any such action.

     SECTION 5.02      SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation with or merger into any other corporation, or any conveyance, transfer or lease of the properties and assets of the Company substantially in their entirety in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.

ARTICLE VI
DEFAULTS AND REMEDIES

     SECTION 6.01      EVENTS OF DEFAULT.

     "Event of Default” wherever used herein with respect to the Notes means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a)      default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

     (b)       default in the payment of the principal of (and premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption or otherwise); or

     (c)      default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) or in the Collateral Documents, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

     (d)      the acceleration or maturity of any Indebtedness of the Company or any Subsidiary Guarantor (other than Non-recourse Indebtedness), at any time, in an amount in excess of the greater of (i) $25,000,000 and (ii) 5% of Consolidated Net Tangible Assets, if such acceleration is not annulled within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Outstanding Notes; or

     (e)       entry of final judgments against the Company or any Subsidiary Guarantor which remain undischarged for a period of 60 days, provided that the aggregate of all such judgments exceeds $25,000,000 and judgments exceeding $25,000,000 remain undischarged for 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Outstanding Notes; or

     (f)      the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary by a court having jurisdiction in the premises in an involuntary case under the federal Bankruptcy Laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

     (g)      the commencement by the Company or any Significant Subsidiary of a voluntary case under the federal Bankruptcy Laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action; or

     (h)      repudiation by the Company or any of the Subsidiary Guarantors of their obligations under the Collateral Documents or the Guarantees or the Company or any Subsidiary Guarantor takes any action that causes, or asserts, or fails to timely take any action that it knows, or has been notified by the Trustee, is necessary to prevent, the unenforceability of the Collateral Documents or the Guarantees against the Company or any of the Subsidiary Guarantors for any reason, or is necessary to maintain the perfection of the material Liens of the Collateral Documents, except for such matters as are expressly permitted under this Indenture or the Collateral Documents.

     SECTION 6.02      ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

     If an Event of Default (other than an Event of Default described in clause (f) or (g) of Section 6.01) with respect to Notes at the time Outstanding occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by holders), and upon any such declaration such principal amount (or specified amount) plus accrued and unpaid interest (and premium, if payable) shall become immediately due and payable. Upon payment of such amount all obligations of the Company in respect of the payment of principal of the Notes shall terminate.

     At any time after such a declaration of acceleration with respect to Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the holders of at least a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

     (a)      the Company has paid or deposited with the Trustee a sum sufficient to pay

          (1)      all overdue installments of interest on all Notes,

          (2)      the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Notes,

          (3)      to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each Note at the rate or rates prescribed therefor in such Notes, and

          (4)      all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

     (b)      all Events of Default with respect to Notes, other than the nonpayment of the principal of Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission and waiver shall affect any subsequent default or impair any right consequent thereon.

     If an Event of Default described in clause (f) or (g) of Section 6.01 occurs with respect to the Company or any Significant Subsidiary, the principal of, premium, if any, and accrued interest on the Notes shall be due and payable immediately without any further action or notice.

SECTION 6.03	COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

     The Company covenants that, if:

     (a)      default is made in the payment of any installment of interest on any Note when such interest or payment becomes due and payable and such default continues for a period of 30 days, or

     (b)      default is made in the payment of principal of (or premium, if any, on) any Note at the Maturity thereof,

then the Company will, upon demand of the Trustee, pay to it, for the benefit of the holders of such Notes, the amount then due and payable on such Notes for the principal (and premium, if any) and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amount forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes wherever situated. In addition, if an Event of Default occurs and is continuing, the Trustee shall have the remedies set forth in the Collateral Documents and Section 11.06 hereof.

     If an Event of Default with respect to Notes occurs and is continuing, then the Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or the Collateral Documents or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     The Trustee shall be under no duty to the Company or any Subsidiary Guarantor to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. The Trustee shall not be liable to the Company or the Subsidiary Guarantors for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Trustee be under any duty to the Company or the Subsidiary Guarantors to take any action with regard thereto. The Trustee shall have no duty to the Company or the Subsidiary Guarantors to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the security interests in, or the Trustee’s rights in or to, any of the Collateral.

     SECTION 6.04      TRUSTEE MAY FILE PROOFS OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under the federal Bankruptcy Laws, as now or hereafter constituted, relative to the Company or any Subsidiary Guarantor, or the property of the Company or of any Subsidiary Guarantor or their creditors, the Trustee (irrespective of whether the principal of such Notes shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Subsidiary Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (a)      to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the holders of such Notes allowed in such judicial proceeding, and

     (b)      to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each such holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to such holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

SECTION 6.05	TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBT SECURITIES.

     All rights of action and claims under this Indenture or the Notes or Guarantees set forth in this Indenture may be prosecuted and enforced by the Trustee without the possession of any of such Notes or Guarantees or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes in respect of which such judgment has been recovered.

     SECTION 6.06      APPLICATION OF MONEY COLLECTED.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee under Section 7.07;

     SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively;

     THIRD: without duplication, to holders of Notes for any other obligations owing to the holders of Notes under the Notes, this Indenture or the Collateral Documents; and

     FOURTH: The balance, if any, to the Person or Persons entitled thereto.

     SECTION 6.07      LIMITATION ON SUITS.

     No holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Guarantees or the Collateral Documents, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

     (a)      such holder has previously given written notice to the Trustee of a continuing Event of Default;

     (b)      the holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (c)      such holder or holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

     (d)      the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (e)      no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of at least a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Guarantees to affect, disturb or prejudice the rights of any other such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under this Indenture, the Guarantees or the Collateral Documents, except in the manner herein provided and for the equal and ratable benefit of all of such holders. For the protection and enforcement of the provisions of this Section 6.07, each and every holder of Notes and the Trustee shall be entitled to such relief as can be given at law or in equity.

SECTION 6.08	UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

     Notwithstanding any other provision in this Indenture, except for restrictions imposed by Gaming Laws or Gaming Authorities on payments by entities holding Gaming Licenses, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 2.04, Section 2.12, Section 4.05 and Section 3.08) interest on such Note on the respective Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment and interest thereon, and such right shall not be impaired without the consent of such holder except that no holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of the Liens of the Collateral Documents upon any property subject to the Lien in favor of the Beneficiaries.

     SECTION 6.09      RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee or any holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder, then and in every such case the Company, the Trustee and the holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the holders shall continue as though no such proceeding had been instituted.

     SECTION 6.10      RIGHTS AND REMEDIES CUMULATIVE.

     Except as otherwise expressly provided elsewhere in this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law (including Gaming Laws), be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 6.11      DELAY OR OMISSION NOT WAIVER.

     No delay or omission of the Trustee or of any holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders, as the case may be.

     SECTION 6.12      CONTROL BY HOLDERS.

     The holders of at least a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes, provided that:

     (a)      such direction shall not be in conflict with any rule of law (including Gaming Laws) or with this Indenture;

     (b)      subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Trust Officer or Trust Officers of the Trustee, determine that the proceeding so directed would be unjustly prejudicial to the holders of Notes not joining in any such direction; and

     (c)      the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 6.13      WAIVER OF PAST DEFAULTS.

     The holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by notice to the Trustee, may, on behalf of the holders of all the Notes, waive any past default hereunder and its consequences, except a default:

     (a)      in the payment of the principal of (or premium, if any) or interest on any Note, or

     (b)      in respect of a covenant or provision hereof which, pursuant to Article IX, cannot be modified or amended without the consent of the holder of each Outstanding Note affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Notes under this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION 6.14      UNDERTAKING FOR COSTS.

     All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit other than the Trustee of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any holder or group of holders holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any holder of a Note for the enforcement of the payment of the principal of (or premium, if any) or interest on such Note on or after the respective Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

     SECTION 6.15      WAIVER OF STAY OR EXTENSION LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 6.16      DISQUALIFIED HOLDERS.

     To the extent required by applicable Gaming Laws, Notes held by a Disqualified Holder shall, so long as held by such Person, be disregarded for purposes of providing notices, directions, waivers or other actions and determining the sufficiency of such notices, directions, waivers or actions under this Article X.

ARTICLE VII
TRUSTEE

     SECTION 7.01      CERTAIN DUTIES AND RESPONSIBILITIES.

     (a)      Except during the continuance of an Event of Default with respect to the Notes,

               (1)      the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2)      the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

               (b)      In case an Event of Default with respect to Notes has occurred and is continuing, the Trustee shall, with respect to the Notes, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

     (c)      No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (1)      this subsection shall not be construed to limit the effect of subsection (a) of this Section;

          (2)      the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3)      the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Notes in good faith in accordance with the direction of the holders of at least a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (4)      the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (5)      the Trustee shall cooperate and comply with any order or directive of a Gaming Authority in connection with this Indenture, including that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any Gaming Laws (unless the Trustee shall have submitted its resignation) and will cooperate fully and completely in any proceeding related to such application; provided the Company agrees to prepare (or cause the Subsidiary Guarantors to prepare) all documentation in connection with any such order, directive, application and proceeding and to reimburse the Trustee for all costs and expenses incurred by it in connection therewith.

     (d)      Whether or not therein expressly so provided, every provision of this Indenture or the Collateral Documents relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. In the event of any conflict or ambiguity between this Indenture and any of the Collateral Documents (including the Intercreditor Agreement), the provisions of this Indenture shall govern and control with respect to the Trustee’s rights, responsibilities and duties. The provisions of this Indenture with respect to the Trustee’s rights, responsibilities and duties are incorporated by reference into each of the Collateral Documents (including the Intercreditor Agreement) and shall apply with respect to the Trustee’s performance thereunder (whether in the capacity as Trustee or Collateral Agent) as if set forth therein.

     SECTION 7.02      NOTICE OF DEFAULTS.

     Within 90 days after the occurrence of any default hereunder with respect to Notes, the Trustee shall give notice to all holders of Notes of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Trust Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the holders of Notes; and provided, further, that in the case of any default of the character specified in Section 6.01(d) with respect to Notes, no such notice to holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes.

     Notice given pursuant to this Section 7.02 shall be transmitted by mail:

     (a)      to all registered holders, as the names and addresses of the registered holders appear in the Note Register; and

(b)      to each holder of a Note whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a) of this Indenture.

     SECTION 7.03      CERTAIN RIGHTS OF TRUSTEE.

     Except as otherwise provided in Section 7.01:

     (a)      the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b)      any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

     (c)      whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

     (d)      the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e)      the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders of Notes pursuant to this Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f)      the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

     (g)      the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

     (h)      except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Default or Event of Default occurring pursuant to Section 6.01(a), (b) or (c) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge;

     (i)      the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

     (j)      the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     SECTION 7.04      NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

     The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Guarantees, the Collateral Documents or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds thereof. The Trustee makes no representation as to the validity, value or condition of any property covered or intended to be covered by the Lien of the Collateral Documents or any part thereof or as to the title of the Company to such property or as to the security afforded by the Collateral Documents or hereby. The Trustee has not prepared or participated in the negotiation of any of the Collateral Documents (including the Intercreditor Agreement), and each holder, by the purchase of a Note, shall be deemed to have requested and authorized the Trustee to execute and deliver the Intercreditor Agreement.

     SECTION 7.05      MAY HOLD NOTES.

     The Trustee, any Paying Agent, the Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.08 and 7.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

     SECTION 7.06      MONEY HELD IN TRUST.

     Money in any currency held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

     SECTION 7.07      COMPENSATION AND REIMBURSEMENT.

     The Company agrees:

     (a)      to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee in Dollars for all services rendered by it hereunder and under the Collateral Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b)      except as otherwise expressly provided herein, to reimburse the Trustee in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or the Collateral Documents (including costs incurred in connection with applications to any Gaming Authority and including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

     (c)      to indemnify in Dollars the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder or under the Collateral Documents, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a holder of Notes or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Notes, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of amounts due on the Notes.

     The obligations of the Company under this Section 7.07 to compensate and indemnify the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness under this Indenture and shall survive the satisfaction and discharge of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, the expenses and the compensation for the services of the Trustee are intended to constitute expenses of administration under any Bankruptcy Law.

     SECTION 7.08      DISQUALIFICATION; CONFLICTING INTERESTS.

     The Trustee shall comply with the relevant provisions of the Trust Indenture Act with respect to conflicts of interest and disqualification. If such provisions require the Trustee to resign with respect to the Notes, the Company shall take prompt steps to have a successor appointed, in the manner and with the effect hereinafter specified in this Article.

     SECTION 7.09      CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Affiliate of the Company shall serve as Trustee upon any Notes.

     SECTION 7.10      RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

     Subject to compliance with applicable Gaming Laws:

     (a)      No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.11.

     (b)      The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

     (c)      The Trustee may be removed at any time with respect to the Notes and a successor Trustee appointed by Act of the holders of at least a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

     (d) If at any time:

          (1)      the Trustee shall fail to comply with Section 7.08 with respect to the Notes after written request therefor by the Company or by any holder who has been a bona fide holder of a Note for at least six months, or

          (2)      the Trustee shall cease to be eligible under Section 7.09 with respect to the Notes and shall fail to resign after written request therefor by the Company or by any such holder, or

          (3)      the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Notes, or (ii) subject to Section 6.14, any holder who has been a bona fide holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Notes.

     (e)      If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes and shall comply with the applicable requirements of Section 7.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the holders of at least a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Notes and, to that extent, supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the holders and accepted appointment in the manner hereinafter provided, any holder who has been a bona fide holder of a Note for at least six months may, subject to Section 6.07, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

     (f)      The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes in the manner and to the extent provided in Section 12.02 to the holders of Notes. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

     SECTION 7.11      ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

     Subject to compliance with applicable Gaming Laws:

     (a)      In the case of an appointment hereunder of a successor Trustee with respect to all Notes, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 7.07.

     (b)      Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section, as the case may be.

     (c)      No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 7.12	MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder and under the Collateral Documents, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

SECTION 7.13	PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or any Subsidiary Guarantor (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

     SECTION 7.14       APPOINTMENT OF AUTHENTICATING AGENT.

     As long as any Notes remain Outstanding, upon a Company Request, there shall be an authenticating agent (the “Authenticating Agent”) appointed, for such period as the Company shall elect, by the Trustee to act as its agent on its behalf and subject to its direction in connection with the authentication and delivery of the Notes. Notes authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by such Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or to the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of such Trustee by such Authenticating Agent, except that only the Trustee may authenticate Notes upon original issuance and pursuant to Section 2.07 hereof. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to the Notes for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the applicable Trustee and to the Company.

     Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.14 with respect to the Notes, the Trustee shall, upon Company Request, appoint a successor Authenticating Agent, and the Company shall provide notice of such appointment to all holders of Notes in the manner and to the extent provided in Section 12.02. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. The Company agrees to pay to the Authenticating Agent from time to time reasonable compensation for its services. The Authenticating Agent for the Notes shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee, except arising out of its negligence or willful misconduct.

     If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Notes designated therein referred to in the within mentioned Indenture.

U.S. Bank National Association, As Trustee

By:

As Authenticating Agent

By:

Authorized Signatory

     SECTION 7.15       APPOINTMENT OF CO-TRUSTEE.

     Subject to compliance with applicable Gaming Laws and Section 310(a)(3) of the Trust Indenture Act, if the Trustee deems it necessary or desirable in connection with the Collateral and/or the enforcement of the Collateral Documents, the Trustee may appoint a co-Trustee with such powers of the Trustee as may be designated by the Trustee at the time of such appointment, and the Company and each Subsidiary Guarantor shall, on request, execute and deliver to such co-Trustee any deeds, conveyances or other instruments required by such co-Trustee so appointed by the Trustee to more fully and certainly vest in and confirm to such co-Trustee its rights, powers, trusts, duties and obligations hereunder, including duties and obligations under Section 7.01(c)(5).

     SECTION 7.16      PAYING AGENT; REGISTRAR.

          (a)      Each Paying Agent or Registrar (other than the Company) shall be a corporation organized and doing business under the laws of the United States of America or of any State and having a combined capital and surplus of at least $500,000,000.

          (b)      Each Paying Agent or Registrar may resign at any time by giving written notice thereof to the Company. The Company, by a Board Resolution and upon giving written notice thereof to the Paying Agent or Registrar, may remove such Paying Agent or Registrar at any time.

          (c)      If any Paying Agent or Registrar shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of any Paying Agent or Registrar for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Paying Agent or Registrar.

          (d)      The Company shall give notice of each resignation and each removal of any Paying Agent or Registrar and each appointment of a successor Paying Agent or Registrar by mailing written notice of such event by first-class mail, postage prepaid, to the Trustee. Each notice shall include the name and address of the successor Paying Agent or Registrar.

          (e)      The Trustee is hereby initially appointed Paying Agent and Registrar.

          (f)      The Company shall enter into an appropriate written agency agreement with any Paying Agent or Registrar not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Paying Agent or Registrar, including the provisions of Section 7.01(c)(5). The Company shall notify the Trustee in writing of the name and address of any such Paying Agent or Registrar.

     SECTION 7.17      REPORTS BY TRUSTEE.

     (a)      Within 60 days after May 15 of each year commencing with the first May 15 after the original issuance of the Notes, the Trustee, if so required under the Trust Indenture Act, shall transmit by mail to all holders of Notes, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a). The Trustee shall also transmit by mail to all holders of Notes, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Section 313(b)(2).

     (b)      A copy of each report transmitted to holders of Notes pursuant to this Section 7.3 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Notes are listed and also with the Commission. The Company will notify the Trustee promptly if the Notes are listed on any stock exchange or of any delisting thereof.

     (c)      Gaming License Requirements. To the extent required by Gaming Laws, the Trustee will provide any applicable Gaming Authority upon its or the Company’s request with:

          (1)      copies of all notices, reports and other written communications which the Trustee gives to holders of Notes;

          (2)      a list of holders of Notes promptly after the original issuance of the Notes, eight months and two months prior to the expiration date of each then-current Gaming License held by the Company or its Subsidiaries, and upon demand;

          (3)      notice of any Event of Default under this Indenture or of any Default, any acceleration of the indebtedness evidenced or secured hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of this Indenture and any rescission, annulment or waiver in respect of an Event of Default;

          (4)      notice of the removal or resignation of the Trustee within five Business Days thereof;

          (5)      notice of any transfer or assignment of rights under this Indenture (but no transfers or assignments of the Notes) within five Business Days thereof; and

          (6)      a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof.

The notice specified in clause (3) above shall be in writing and, except as set forth below, shall be given within five Business Days after the Trustee has transmitted the notice required by Section 7.02. In the case of any notice in respect of any Event of Default, such Notice shall be accompanied by a copy of any notice from the holders of the Notes, or a representative thereof or the Trustee, to the Company and, if accompanied by any such notice to the Company, shall be given simultaneously with the giving of any such notice to the Company. In the case of any legal actions or proceedings, such notice shall be accompanied by a copy of the complaint or other initial pleading or document.

     The Trustee shall in accordance with the limitations set forth herein cooperate with any applicable Gaming Authority in order to provide such Gaming Authority with information and documentation relevant to compliance with clause (3) above and as otherwise required by any applicable Gaming Laws.

     The Company will advise the Trustee in writing of the expiration date of any then-current Gaming License held by the Company or its Subsidiaries at least nine months prior to the expiration thereof and the Trustee until so advised may assume that such Gaming License has not expired.

     (d)      Reports pursuant to this Section 7.17 shall be transmitted by mail:

          (1)      to all holders of Notes, as the names and addresses of such holders of Notes appear in the Note Register; and

          (2)      except in the cases of reports pursuant to subsection (b) of this Section 7.3, to each holder of a Note whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 2.05.

     A copy of each such report shall, at the time of such transmission to holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the Commission and also with the

Company. The Company will notify the Trustee promptly when any of the Notes are listed on any stock exchange or of any delisting thereof.

ARTICLE VIII
DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01 SATISFACTION AND DISCHARGE OF INDENTURE.

     This Indenture shall, upon Company Request, cease to be of further effect with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of such Notes herein expressly provided for and rights to receive payments of principal (and premium, if any) and interest on such Notes) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

     (a)      either

          (1)      all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.05) have been delivered to the Trustee for cancellation; or

          (2)      all Notes not theretofore delivered to the Trustee for cancellation,

          (i)      have become due and payable, or

          (ii)      will become due and payable at their Stated Maturity within one year, or

          (iii)      are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Company;

     (b)      the Company, in the case of subclause (i), (ii) or (iii) of clause (a)(2) of this Section, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the deposited money to the Company, the obligations of the Company under this Indenture with respect to such Notes shall not be deemed terminated or discharged;

     (c)      the Company has paid or caused to be paid all other sums payable hereunder by the Company;

     (d)      the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

     (e)      the Company has delivered to the Trustee an Opinion of Counsel or a ruling by the Internal Revenue Service to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07, the obligations of the Company to any Authenticating Agent under Section 7.14, the obligations of the Company under Section 4.01, and, if money shall have been deposited with the Trustee pursuant to clause (b) of this Section, the obligations of the Trustee under Section 8.02 and the last paragraph of Section 4.05, shall survive.

     SECTION 8.02      APPLICATION OF TRUST MONEY.

     Subject to the provisions of the last paragraph of Section 4.05, all money deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

     SECTION 8.03      APPLICABILITY OF ARTICLE.

     Except as otherwise provided in Section 8.04, the Company may terminate its obligations under the Notes and this Indenture as set forth in Section 8.04.

     SECTION 8.04     DEFEASANCE UPON DEPOSIT OF MONEYS OR U.S. GOVERNMENT OBLIGATIONS.

     At the Company’s option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Notes and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations under their Guarantees in respect of the Notes (“legal defeasance option”) or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 5.01, 4.03, 4.08, 4.09, 4.10, 4.11 and 4.12 with respect to Notes and the Subsidiary Guarantors shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 10.11 (or comparable provisions of its Guarantee if not set forth in Article IX) with respect to their Guarantees in respect of the Notes (“covenant defeasance option”) at any time after the applicable conditions set forth below have been satisfied:

     (a)      The Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes (i) money in an amount, or (ii) U.S. Government Obligations (as defined below) which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (i) and (ii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Notes on the dates such installments of interest or principal and premium are due;

     (b)      Such deposit shall not cause the Trustee to have a conflicting interest as defined in Section 7.08 and for purposes of the Trust Indenture Act;

     (c)      Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound;

     (d)      If the Notes are then listed on any national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel or a letter or other document from such exchange to the effect that the Company’s exercise of its option under this Section would not cause such Notes to be delisted;

     (e)      No Event of Default or Default shall have occurred and be continuing on the date of such deposit and, with respect to the legal defeasance option only, no Event of Default under Section 6.01(f) or Section 6.01(g) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 6.01(f) or Section 6.01(g) shall have occurred and be continuing on the 91st day after such date;

     (f)      The Company shall have delivered to the Trustee an Opinion of Counsel or a ruling from the Internal Revenue Service to the effect that the holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance or Discharge. Notwithstanding the foregoing, if the Company exercises its covenant defeasance option and an Event of Default under Section 6.01(f) or Section 6.01(g) or event which, with the giving of notice or lapse of time, or both, would become an Event of Default under Section 6.01(f) or Section 6.01(g) shall have occurred and be continuing on the 91st day after the date of such deposit, the obligations of the Company and the Subsidiary Guarantors referred to under the definition of covenant defeasance option with respect to such Notes shall be reinstated; and

     (g)      The Company shall have delivered to the Trustee an Officers’ Certificate certifying the conditions set forth in clauses (a) through (f) of this Section 8.04 have been satisfied.

     Upon Discharge (or if the Company exercised its covenant defeasance option and no Event of Default under Section 6.01(f) or Section 6.01(g) or event which, with the giving of notice or lapse of time, or both, would become an Event of Default under Section 6.01(f) or Section 6.01(g) shall have occurred and be continuing on the 91st day after the requisite deposit, then on such 91st day (or, if earlier, on the Collateral Release Date)) the Collateral pledged under the Collateral Documents will be released and the Trustee, on demand of the Company, shall execute such documents as shall be necessary to release the Collateral and to terminate the obligations of the Company under the Collateral Documents (and, upon Discharge (or such 91st day), the obligations of the Company and the Subsidiary Guarantors under Article XI shall terminate); provided that no such release or termination shall affect the Collateral Documents insofar as they secure obligations other than the Notes and Guarantees.

     “Discharged” means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes and the Guarantees in respect of the Notes and to have satisfied all the obligations under this Indenture and the Collateral Documents in respect of the Notes (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (i) the rights of holders of Notes to receive, from the trust fund described in clause (a) above, payment of the principal of (and premium, if any) and interest on such Notes when such payments are due, (ii) the Company’s obligations with respect to the Notes under Sections 2.10, 2.06, 2.07, 4.04 and 8.05 and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and under the Collateral Documents.

     “U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof prior to the final Maturity Date of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     SECTION 8.05    DEPOSITED MONEYS AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST.

     All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 8.04 in respect of Notes shall be held in trust and applied by it, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the holders of such Notes, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the Outstanding Notes.

     SECTION 8.06      REPAYMENT TO COMPANY.

     The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Request any moneys or U.S. Government Obligations held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest on the Notes for which money or U.S. Government Obligations have been deposited pursuant to Section 8.04.

     The provisions of the last paragraph of Section 4.05 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any Notes for which money or U.S. Government Obligations have been deposited pursuant to Section 8.04.

ARTICLE IX
SUPPLEMENTAL INDENTURES

     SECTION 9.01      SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

     Without the consent of any holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or amendments to the Collateral Documents, in form reasonably satisfactory to the Trustee, for any of the following purposes:

     (a)      to evidence the succession of another corporation to the rights of the Company or any Subsidiary Guarantor and the assumption by such successor of the covenants and obligations of the Company or any Subsidiary Guarantor contained herein, in the Collateral Documents and in the Notes; or

     (b)      to add to the covenants of the Company and the Subsidiary Guarantors, for the benefit of the holders of Notes, or to surrender any right or power herein conferred upon the Company or the Subsidiary Guarantors; or

     (c)      to add any additional Events of Default; or

     (d)      to supplement any of the provisions of this Indenture or the Collateral Documents to such extent as shall be necessary to permit or facilitate the defeasance and discharge of Notes pursuant to Article VIII, provided that any such action shall not adversely affect the interests of the holders of Notes in any material respect; or

     (e)      to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and the Collateral Documents, and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

     (f)      to comply with the requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

     (g)      to cure any ambiguity; or

     (h)      to correct or supplement any provision herein or in any Collateral Document which may be defective or inconsistent with any other provision herein or therein; or

     (i)      to eliminate any conflict between the terms of this Indenture, the Collateral Documents and the Notes and the Trust Indenture Act; or

     (j)      to make any other provisions with respect to matters or questions arising under this Indenture or the Collateral Documents which shall not be inconsistent with any provision of this Indenture or the Collateral

Documents; provided such other provisions shall not adversely affect the interests of the holders of Outstanding Notes;

     (k)      to make any amendments or supplements required by Article XI; or

     (l)      to establish a series of Additional Notes as contemplated by Section 2.14 and to make any change to Article II, Section 4.01 or the Exhibits hereto that applies only to Additional Notes (other than a change relating to other provisions of this Indenture incorporated or referenced in Article II, Section 4.01 or any such Exhibit).

     The terms of any document entered into pursuant to this Section shall be subject to prior approval, if required, of any applicable Gaming Authority.

     SECTION 9.02      SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

     With the written consent of the holders of not less than at least a majority in principal amount of the Outstanding Notes, by Act of said holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto, or amendments to the Guarantees or the Collateral Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Guarantees or the Collateral Documents or of modifying in any manner the rights of the holders of the Notes under this Indenture, the Guarantees or the Collateral Documents; provided, however, that no such supplemental indenture shall, without the consent of the holder of each Outstanding Note affected thereby,

     (a)      change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon redemption thereof, or change the currency in which the principal of (and premium, if any) or interest on such Note is denominated or payable, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (including, in the case of redemption, on or after the Redemption Date), or alter any redemption provisions in a manner adverse to the holders of Notes or release any Subsidiary Guarantor under any Guarantee or any collateral securing the Notes (except in accordance with the terms of the Indenture, the Guarantees or the Collateral Documents); or

     (b)      reduce the percentage in principal amount of the Outstanding Notes, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

     (c)      modify any of the provisions of this Section, Section 4.07 or Section 6.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 7.11 and 9.01(f); or

     (d)      modify any of the provisions of this Indenture which by their terms expressly require the consent of each affected holder of Notes to modify.

     It shall not be necessary for any Act of holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     The terms of any document entered into pursuant to this Section shall be subject to prior approval, if required, of any applicable Gaming Authority. To the extent required by applicable Gaming Laws, Notes held by a Disqualified Holder shall, so long as held by such a Person, be disregarded for purposes of providing consents and determining the sufficiency of consents under this Section 9.02.

     SECTION 9.03      EXECUTION OF SUPPLEMENTAL INDENTURES.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and the Collateral Documents. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise in a material way.

     SECTION 9.04      EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 9.05      CONFORMITY WITH TRUST INDENTURE ACT.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

     SECTION 9.06      REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE X
NOTE GUARANTEES

     SECTION 10.01      GUARANTEE.

     (a)      In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Subsidiary Guarantors, jointly and severally, hereby unconditionally guarantees, which guarantee shall be secured as provided in the Collateral Documents (each such guarantee, together with each New Guarantee and any future guarantees executed pursuant to Section 4.08 hereof, being a “Guarantee”), to each holder of a Note authenticated and delivered by the Trustee and to the Trustee, irrespective of the validity and enforceability of this Indenture, the Note or the obligations of the Company under this Indenture or the Note, that: (i) the principal of and interest on the Note will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon a purchase offer or otherwise, and interest on the overdue principal and interest, if any, of the Note, if lawful, and all other obligations of the Company to the holders or the Trustee under this Indenture or the Note will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Note; and (ii) in case of any extension of time of payment or renewal of any securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a purchase offer or otherwise (collectively, the “Guaranteed Obligations”). This Guarantee is a guarantee of payment and not of collection.

     Failing payment when due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same before failure to so pay becomes an Event of Default.

     (b)      Each Subsidiary Guarantor agrees that (i) its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Note or this Indenture, any amendments to the Indenture, the Notes or the Collateral Documents (other than this Article X), the absence of any action to enforce the same, any delays in obtaining or realizing upon (or failures to obtain or realize upon) Collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor and (ii) this Guarantee will not be discharged except by complete performance of the obligations contained in the Note and this Indenture. Each of the Subsidiary Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever. Without limiting the generality of the foregoing, each of the Subsidiary Guarantors hereby waives, to the extent permitted under Nev. Rev. Stat. 40.495, any rights arising out of Nev. Rev. Stat. 40.430.

     (c)      If any holder or the Trustee is required by any court or otherwise to return to either the Company or any Subsidiary Guarantor, or any Custodian, Trustee, or similar official acting in relation to either the Company or any Subsidiary Guarantor, any amount paid by either the Company or any of the Subsidiary Guarantors to the Trustee or such holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors agrees that it will not be entitled to any right of subrogation in relation to the holders in respect of any obligations guaranteed hereby except as set forth in Section 10.05 hereof.

     (d)      Each of the Subsidiary Guarantors agrees that (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.02, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Subsidiary Guarantors for the purpose of this Guarantee.

     SECTION 10.02      EXECUTION AND DELIVERY OF GUARANTEE.

     To evidence its Guarantee set forth in Section 10.01, each of the Subsidiary Guarantors agrees that a notation of such Guarantee substantially in the form of the notation included in the Note annexed hereto as Exhibit A shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by a duly authorized officer.

     Each of the Subsidiary Guarantors agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Guarantee.

     If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

     SECTION 10.03      LIMITATION OF SUBSIDIARY GUARANTOR’S LIABILITY.

     Each Subsidiary Guarantor and by its acceptance hereof each holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee set forth in this Indenture not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each such Subsidiary Guarantor under this Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee set forth in this Indenture or pursuant to Section 10.04, result in the obligations of such Subsidiary Guarantor under such Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. This Section 10.03 is for the benefit of the creditors of each Subsidiary Guarantor.

     SECTION 10.04      CONTRIBUTION.

     In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under the Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the net worth of each Subsidiary Guarantor (including the Funding Guarantor but, in the case of Detroit, not in excess of the amount of proceeds of borrowings under the Credit Facilities made available to Detroit) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Subsidiary Guarantor’s obligations with respect to the Guarantee.

     SECTION 10.05      RIGHTS UNDER THE GUARANTEE.

     No payment by any Subsidiary Guarantor pursuant to the provisions hereof to the Trustee shall entitle such Subsidiary Guarantor to any payment out of any Collateral held by the Trustee under this Indenture or any Collateral Documents.

     (a)      Each of the Subsidiary Guarantors waives notice of the issuance, sale and purchase of the Note and notice from the Trustee or the holders from time to time of any of the Note of their acceptance and reliance on this Guarantee.

     (b)      Notwithstanding any payment or payments made by the Subsidiary Guarantors by reason of this Guarantee, the Subsidiary Guarantors shall not be subrogated to any rights of the Trustee, the Collateral Agent or any holder against the Company until all the Note shall have been paid or deemed to have been paid within the meaning of the Indenture. Any payment made by the Subsidiary Guarantors by reason of this Guarantee shall be in all respects subordinated to the full and complete payment or discharge under this Indenture of all obligations guaranteed hereby, and no payment by the Subsidiary Guarantors by reason of this Guarantee shall give rise to any claim of the Subsidiary Guarantors against the Trustee or any holder of the Note. Unless and until the Note shall have been paid or deemed to have been paid within the meaning of the Indenture, neither the Subsidiary Guarantors nor any of them will assign or otherwise transfer any such claim against the Company to any other person.

     (c)      No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Subsidiary Guarantors of their obligations hereunder) which any Subsidiary Guarantor may have or assert against the Trustee or any holder of any Note shall be available hereunder to such Subsidiary Guarantor against the Trustee.

     (d)      Each Subsidiary Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys’ fees and expenses, which may be incurred by the Trustee in enforcing or attempting to enforce this Guarantee or protecting the rights of the Trustee, the Collateral Agent or the holders of the Notes, if any, in accordance with this Indenture.

     SECTION 10.06      PRIMARY OBLIGATIONS.

     Each Subsidiary Guarantor agrees that it is directly liable to each holder hereunder, that the obligations of each Subsidiary Guarantor hereunder are independent of the obligations of the Company or any other guarantor, and that a separate action may be brought against each Subsidiary Guarantor, whether such action is brought against the Company or any other Subsidiary Guarantor or whether the Company or any other guarantor is joined in such action. Each Subsidiary Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee or the holders of the Notes of whatever remedies they may have against the Company or any other guarantor, or the enforcement of any Lien or realization upon any Collateral the Trustee may at any time possess. Each Subsidiary Guarantor agrees that any release which may be given by the Trustee or the holders of the Notes to the Company or any other guarantor shall not release such Subsidiary Guarantor. Each Subsidiary Guarantor consents and agrees that the Trustee shall be under no obligation to marshal any property or assets of the Company or any other guarantor in favor of such Subsidiary Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

     SECTION 10.07      WAIVERS.

     (a)      Each Subsidiary Guarantor hereby waives any right to receive, or any claim or defense based on failure to receive: (i) notice of the amount of the Guaranteed Obligations; (ii) notice of any adverse change in the financial condition of the Company or of any other fact that might increase such Subsidiary Guarantor’s risk hereunder; (iii) notice of a Default or Event of Default; and (iv) all other notices (except if such notice is specifically required to be given to such Subsidiary Guarantor under this Indenture or any of the Collateral Documents to which such Subsidiary Guarantor is a party) and demands to which such Subsidiary Guarantor might otherwise be entitled.

     (b)      Each Subsidiary Guarantor hereby waives the right by statute or otherwise to require the Trustee or the holders to institute suit against the Company (or against any other Person) or to exhaust any rights and remedies which the Trustee or the holders have or may have against the Company (or against any other Person). In this regard, each Subsidiary Guarantor agrees that it is bound to the payment of each and all of the Guaranteed Obligations, whether now existing or hereafter arising, as fully as if such Guaranteed Obligations were directly owing to the guaranteed party by such Subsidiary Guarantor. Each Subsidiary Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the Company or by reason of the cessation from any cause whatsoever of the liability of the Company in respect thereof.

     (c)      Each Subsidiary Guarantor hereby waives: (i) any claim or defense directly or indirectly arising from or caused by any election of remedies by the Trustee or holders of the Notes, whether or not such election of remedies directly or indirectly results in impairment or loss of rights or claims of such Subsidiary Guarantor against the Company or other Persons; and (ii) any defenses based on suretyship law or impairment of collateral.

     SECTION 10.08      RELEASES.

     Each Subsidiary Guarantor consents and agrees that, without notice to or by such Subsidiary Guarantor and without affecting or impairing the obligations of such Subsidiary Guarantor hereunder, the Trustee may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of this Indenture or the Collateral Documents or may grant other indulgences to the Company in respect thereof, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guaranteed Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations, or any portion thereof.

     SECTION 10.09      NO ELECTION.

     The Trustee shall have the right to seek recourse against each Subsidiary Guarantor to the fullest extent provided for herein and no election by the Trustee to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Trustee’s right to proceed in any other form of action or proceeding, or against other parties unless the Trustee has expressly waived such right in writing.

     SECTION 10.10      FINANCIAL CONDITION OF THE COMPANY.

     Each Subsidiary Guarantor represents and warrants to the Trustee and holders that it is currently informed of the financial condition of the Company and, of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Each Subsidiary Guarantor further represents and warrants to the Trustee and holders that it has read and understands the terms and conditions of this Indenture and the Collateral Documents. Each Subsidiary Guarantor hereby covenants that it will continue to keep itself informed of the Company’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

     SECTION 10.11      CONSOLIDATION, MERGER, ETC., ONLY ON CERTAIN TERMS.

     No Subsidiary Guarantor shall consolidate with, merge with or into, or sell, assign, convey, transfer or lease its properties and assets substantially in their entirety (computed on a consolidated basis) to any Person, unless:

     (i)      subject to the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor, another Subsidiary Guarantor or the Company) is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and assumes, by supplemental indenture hereto, all of the obligations of such Subsidiary Guarantor under this Guarantee and this Indenture;

     (ii)      immediately after giving effect to such transaction, no Event of Default or Default shall exist; and

     (iii)      such Person executing the supplemental indenture required pursuant to clause (i) above, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel conforming to the provisions of Section 12.05 hereof and each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this provision and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Notwithstanding the preceding paragraph, in the event of (a) a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise or (b) a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then the Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of the Subsidiary Guarantor) will be released and relieved of any obligations under its Guarantee set forth in this Indenture, except in the event of a sale or other disposition to the Company, any other Subsidiary Guarantor or any Affiliate thereof. Upon delivery by the Company to the Trustee of an Officers’ Certificate and Opinion of Counsel conforming to the provisions of Section 12.05 hereof, to the effect that such sale or other disposition was made by the Company or such Subsidiary Guarantor in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Subsidiary Guarantor from its Guaranteed Obligations under its Guarantee set forth in this Indenture.

ARTICLE XI
COLLATERAL AND SECURITY

     SECTION 11.01      EXECUTION OF COLLATERAL DOCUMENTS.

     The Trustee, at the Company’s expense, will execute and deliver and the Company and each Subsidiary Guarantor will execute, deliver, file and record all instruments and do all acts and other things as may be reasonably necessary to provide for the Liens under the Collateral Documents, in accordance with the terms of the Intercreditor Agreement and this Indenture; provided that, with respect to any Collateral Documents that may be executed after the Issue Date and that are not subject to approvals under applicable Gaming Laws that have been obtained by the Company, the Trustee, the Company and each Subsidiary Guarantor will comply with applicable Gaming Laws in connection with such Collateral Documents. The Trustee, at the Company’s expense, will cooperate reasonably with the Company and each Subsidiary Guarantor in doing all such acts and things required by the preceding sentence.

     SECTION 11.02      COLLATERAL DOCUMENTS.

     The due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company and the Subsidiary Guarantors to the holders of the Outstanding Notes or the Trustee under this Indenture, the Guarantees and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents, subject to Section 15.4 hereof. Each holder of the Outstanding Notes, by its acceptance of a Note, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Trustee to enter into each of the Collateral Documents (including the Intercreditor Agreement) and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company and each Subsidiary Guarantor shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Collateral Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company and each Subsidiary Guarantor shall take any and all actions necessary, or reasonably requested by the Trustee, to cause the Collateral Documents to create and maintain, as security of the Obligations of the Company and each Subsidiary Guarantor under this Indenture and the Notes, valid and enforceable, perfected (except as expressly provided therein), Liens in and on all the Collateral (and in all assets and properties of the Company and any Subsidiary Guarantor, whether real, personal or mixed, tangible or intangible, which under this Indenture or any Collateral Documents is required to be included in the Collateral), in favor of the Trustee, superior to and prior to the rights of all third Persons except as permitted by Section 4.10 and the Collateral Documents (including pari passu Indebtedness permitted under the Intercreditor Agreement).

     Unless an Event of Default shall have occurred and be continuing, the Trustee shall (in the absence of bad faith) not be required to take any action, or to require the Company to take any action, to maintain the priority or perfection of any Liens in the Collateral, other than as set forth in the following two sentences. In the event that the Trustee receives an Opinion of Counsel or an Officer’s Certificate or a written notice from the Company or any holder of Outstanding Notes delivered pursuant to this Indenture requesting the Trustee to take any action, or stating that any action is required to be taken, in order to maintain the priority or perfection of any of the Liens of the Trustee in the Collateral, the Trustee shall take such actions, or cause such actions to be taken, as are set forth in such Opinion of Counsel, Officer’s Certificate or written notice. The Trustee shall be deemed not to know of any change in the law requiring the taking of such action unless such change is set forth in a subsequent Opinion of Counsel or Officer’s Certificate delivered pursuant to this Indenture or the Collateral Documents or a written notice from the Company or holder of Outstanding Notes.

     SECTION 11.03      RECORDING AND OPINIONS.

     (a)      On the Issue Date and in connection with any Liens securing the Indenture required after a Collateral Event, the Company and each Subsidiary Guarantor shall have executed, delivered, filed and recorded or shall execute, deliver, file and record, all instruments and documents, and shall have done or shall do all such acts and other things, at the expense of the Company and each Subsidiary Guarantor, as are necessary to subject the Collateral (other than the Conditional Collateral and the Non-Principal Property Collateral, which shall remain subject to Section 4.09 of this Indenture) to the Liens of the Collateral Documents. Each of the Company and every Subsidiary Guarantor shall execute, deliver, file and record all instruments and do all acts and other things as may be reasonably necessary or advisable to perfect, maintain and protect the Liens of the Collateral Documents.

     (b)      The Company shall furnish to the Trustee upon the execution and delivery of this Indenture and as soon as practicable after a Collateral Event following a Collateral Release, an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Collateral Documents, and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

     (c)      The Company shall furnish to the Trustee at the time of execution and delivery of any Collateral Document, or any amendments or supplements thereto, after the Issue Date by any Subsidiary Guarantor under Section 4.08, an Opinion of Counsel to the effect set forth in subsection (c) of this Section 11.03, but relating only to such additional Collateral Documents or new parties thereto.

     (d)      Prior to the Collateral Release Date (or after a Collateral Event has occurred), the Company shall furnish to the Trustee on or prior to each anniversary of the date hereof and upon the delivery of any Collateral

Document, an Opinion of Counsel, dated as of such date, stating that either (i) (A) all action has been taken with respect to the recording, registering, filing, rerecording and refiling of the Indenture, all supplemental indentures, the Collateral Documents, financing statements, continuation statements or other Collateral and all other instruments as are necessary or appropriate fully to maintain, protect and preserve the Liens and the rights of the holders, the Collateral Agent and the Trustee hereunder and under the Collateral Documents, and reciting the details of such action or referring to prior opinions of Counsel in which such details are given and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the holders, the Collateral Agent and the Trustee hereunder and under the Collateral Documents with respect to their Liens in the Collateral, or (ii) no such action is necessary to maintain, preserve and protect the Liens and the rights of the holders, the Collateral Agent and the Trustee hereunder and under the Collateral Documents during such period. Such Opinion of Counsel shall be required in addition to, and not in lieu of, any Officers’ Certificate required under this Indenture or the Collateral Documents.

     SECTION 11.04      RELEASE AND SUBORDINATION OF COLLATERAL.

     (a)      Subject to subsections (b) and (c) of this Section 11.04, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time at the sole cost and expense of the Company only (i) upon payment in full of the Notes in accordance with the terms thereof and of this Indenture and all other obligations of the Company and each Subsidiary Guarantor then due and owing under this Indenture, the Notes and the Collateral Documents, (ii) upon the sale or other disposition of such Collateral, except as expressly otherwise provided in this Indenture or the Collateral Documents, provided that the Lien of the Collateral Documents shall attach to any and all proceeds of such sale or other disposition, or (iii) upon the Collateral Release Date, provided that the Trustee shall not be obligated to effectuate a Collateral Release at any time when a Collateral Event exists, a Default or Event of Default has then occurred and remains continuing or if the Administrative Agent (or the trustees in respect of the Existing Senior Notes and any additional senior notes and guarantees subject to the Intercreditor Agreement) is not concurrently releasing the Liens securing the Credit Facilities (or the Existing Senior Notes or any additional senior notes and guarantees subject to the Intercreditor Agreement). Except as provided in subdivision (b) of this Section 11.04, the Trustee shall not release any Lien on any Collateral pursuant to clauses (i), (ii) or (iii) above unless and until it shall have received from the Company an Officers’ Certificate certifying that all conditions precedent hereunder have been met and that such release is not in violation of any applicable Gaming Laws and such other documents required by Section 11.05 hereof.

     Upon compliance with the foregoing provisions, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

     (b)      The Company and the Subsidiary Guarantors may, in the ordinary course of business, without any release or consent by the Trustee or any holder of the Notes and, from and after the Exemption Date, without any documents required by Trust Indenture Act § 314(d) to the extent provided in the Exemption, (i) sell, lease, transfer, assign or otherwise dispose of inventory, (ii) sell, lease, transfer, assign or otherwise dispose of any assets that are damaged, worn out, obsolete or no longer necessary for the proper conduct of the business of the Company or such Subsidiary Guarantor, provided that (A) such assets are replaced by new Collateral being subject to the Lien of the Indenture and the Collateral Documents and having at least equal value and utility as the disposed assets (whether or not being the same character) or (B) such assets (if not replaced) are not, in the aggregate, material to the conduct of the business of the Company or such Subsidiary Guarantor, (iii) collect and dispose of accounts receivable and checks and (iv) utilize cash on deposit in the accounts of the Company and the Subsidiary Guarantors. In each such case, subject to the terms of the Intercreditor Agreement and the Collateral Documents governed by the Intercreditor Agreement, the Lien of this Indenture and the Collateral Documents shall be deemed automatically released without any action on the part of the Trustee, provided that the Lien of the Indenture and the Collateral Documents shall attach to any and all proceeds of such disposition. In connection with any such release, subject to the terms of the Intercreditor Agreement and the Collateral Documents governed by the Intercreditor Agreement, upon delivery by the Company to the Trustee of an Officers’ Certificate requesting release of assets under this Section 11.04(b) (A) specifically describing the proposed released assets and (B) certifying that such asset disposition complies with the terms and conditions of this Section 11.04(b), the Trustee shall execute a release, without recourse, of the aforementioned items of Collateral in the form provided by the Company or the applicable Subsidiary Guarantor. To the extent that may be provided in the Exemption, the fair value of Collateral released from the Liens of the Indenture and the Collateral Documents under this Section 11.04(b) shall not be considered in determining whether the aggregate fair value of Collateral released from the Liens of the Indenture and the Collateral Documents in any calendar year exceeds the 10% threshold specified in Section 314(d)(1) of the Trust Indenture Act; provided that the Company’s right to rely on this sentence at any time is conditioned upon the Company having furnished to the Trustee all certificates described in subdivision (c) of Section 11.05 hereof that were required to be furnished to the Trustee at or prior to such time.

     (c)      Subject to the terms of the Intercreditor Agreement and the Collateral Documents governed by the Intercreditor Agreement, no release of Collateral pursuant hereto shall be effective as against the holders of Notes and no Collateral shall be released pursuant to Section 11.04(a), without the prior written consent of the Trustee, at any time when an Event of Default shall have occurred and be continuing and either (i) the maturity of the Notes shall have been accelerated (whether by declaration or otherwise), or (ii) such Event of Default is an Event of Default pursuant to clause (f) or (g) of Section 6.01. In addition, subject to the terms of the Intercreditor Agreement and the Collateral Documents governed by the Intercreditor Agreement, at any time when an Event of Default shall have occurred and be continuing and such Event of Default is an Event of Default pursuant to clause (a) or (b), or clause (d) of Section 6.01 in respect of obligations under the Credit Facilities and the Existing Senior Notes, the Trustee may, and shall upon the request of the holders of Outstanding Notes of at least 25% in principal amount of the Notes then outstanding, by notice to the Company, prohibit any release or disposition of Collateral otherwise permitted by subsections (a) or (b) of this Section 11.04.

     SECTION 11.05      CERTIFICATES OF THE COMPANY.

     (a)      The Company shall furnish to the Trustee prior to each proposed release of Collateral pursuant to the Collateral Documents, all documents required by TIA § 314(d), except as provided in subdivision (b) of Section 11.04 and except to the extent such requirement may be satisfied by delivery to the Collateral Agent of Collateral Documents subject to the Intercreditor Agreement. The Trustee may, to the extent permitted by Sections 7.01 and 7.03 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by Trust Indenture Act § 314(d) may be made by an Officer of the Company except in cases where Trust Indenture Act § 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of Trust Indenture Act § 314(d). The release of any Collateral from the Lien of any Collateral Document or the subordination of any Lien of any Collateral Document shall not be deemed to impair such Lien or the Collateral under the Collateral Documents in contravention of the provisions of this Indenture or such Collateral Document if and to the extent the Collateral or Lien is released or subordinated pursuant to, and in accordance with, this Indenture and such Collateral Document.

     (b)      The Company may from time to time file with the Commission a request for an exemption (an “Exemption”) from the requirements of Section 314(d) of the TIA for purposes of the releases of Collateral described in subdivision (b) of Section 11.04, shall provide the Trustee with an Officer’s Certificate setting forth the effective date (the “Exemption Date”) of the Exemption, if granted, and shall provide the Trustee with a copy of any Exemption granted by the Commission and promptly inform the Trustee of any amendment to, or any rescission or termination of, the Exemption.

     (c)      In the case of transactions permitted by subdivision (b) of Section 11.04 hereof, the Company shall deliver to the Trustee, within 15 days after the end of each of the six-month periods ended on January 31 and July 31 in each year, an Officers’ Certificate to the effect that all transactions effected pursuant to subdivision (b) of Section 11.04 hereof during the preceding six-month period were made by the Company and the Subsidiary Guarantors in the ordinary course of business and that all proceeds therefrom were used by the Company and the Subsidiary Guarantors in connection with their respective businesses or to make payments on the Notes or as otherwise permitted under this Indenture and the Collateral Documents.

SECTION 11.06	AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

     Subject to compliance with any applicable Gaming Laws and to the provisions of the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the holders of Outstanding Notes, on behalf of the holders of Outstanding Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. Subject to the provisions of the Intercreditor Agreement, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may reasonably deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may reasonably deem expedient to preserve or protect its interest and the interests of the holders of Outstanding Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule, or order would impair the security interest hereunder or be prejudicial to the interests of the holders of Outstanding Notes or the Trustee).

SECTION 11.07	AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

     The Trustee is authorized to receive any funds for the benefit of the holders of Outstanding Notes distributed under the Collateral Documents, and to make further distributions or such funds to the holders of Outstanding Notes according to the provisions of this Indenture and the Collateral Documents.

ARTICLE XII
MISCELLANEOUS

     SECTION 12.01      TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     SECTION 12.02      NOTICES.

     Any notice or communication shall be in writing and shall hand delivered or mailed by first class mail (registered or certified, return receipt requested) or sent by telex or telecopier, to the following addresses:

if to the Company:

MGM MIRAGE

MGM Mirage 3600 Las Vegas Boulevard South,
Las Vegas, Nevada 89109

telecopier no.: (702)693-7628

Attention of: Treasurer.

if to the Trustee:
U.S. BANK NATIONAL ASSOCIATION
60 Livingston Avenue,
St. Paul, MN 55107-2292

telecopier no.: (651) 495-8097

Attention of: Corporate Trust Administration

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company, any Subsidiary Guarantors or the Trustee, shall be deemed to have been given or made as of the date delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Noteholder shall be made in compliance with Section 313(c) of the TIA and mailed to the Noteholder at the Noteholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 12.03      COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

     Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

     SECTION 12.04      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, at the request of the Trustee the Company shall furnish to the Trustee:

     (1)      an Officers’ Certificate in form and substance satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, provided, however, that with respect to matters of law, an Officers’ Certificate may be based upon an Opinion of Counsel, unless the signers know, or in the exercise of reasonable care should know, that such Opinion of Counsel is erroneous; and

     (2)      an Opinion of Counsel in form and substance satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with, provided, further, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials, unless the signer knows, or in the exercise of reasonable care should know, that any such document is erroneous.

     To the extent applicable, the Company shall comply with Section 314(c)(3) of the TIA.

     SECTION 12.05       STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (1)      a statement that the individual making such certificate or opinion has read such covenant or condition;

     (2)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3)      a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

     (4)      a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     SECTION 12.06      RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR.

     The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 12.07      LEGAL HOLIDAYS.

     Unless otherwise specified pursuant to this Indenture or in any Note, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment for the Notes, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (and premium, if any) or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

     SECTION 12.08      GOVERNING LAW.

     THIS INDENTURE, THE NOTES AND SECURITY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

     SECTION 12.09      NO RECOURSE AGAINST OTHERS.

     No direct or indirect incorporator, employee, stockholder, director or officer, as such, past, present or future of the Company or any successor corporation or any of the Company’s Affiliates, shall have any personal liability in respect of the obligations of the Company under the Notes or this Indenture, either directly or through the Company, by reason of his, her or its status as such incorporator, stockholder, employee, director or officer. Each holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

     SECTION 12.10      SUCCESSORS.

     All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Notes (including the Note Guarantee endorsements thereon) shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 12.11      MULTIPLE ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 12.12      TABLE OF CONTENTS; HEADINGS.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     SECTION 12.13      SEVERABILITY.

     In case any one or more of the provisions in this Indenture, in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     SECTION 12.14      NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 12.15      NO PARENT LIABILITY.

     In the event (a) there is any Default, Event of Default or other default or alleged default by the Company, any Subsidiary Guarantor or any Affiliate of any thereof under this Indenture, the Notes, any Guarantee or any other document, instrument or agreement arising out of or relating to any of the foregoing (collectively, the “Transaction Documents”) or (b) the Trustee, any holder of any Note or any Affiliate of any of the foregoing has or may have any claim arising from or relating to the terms of any Transaction Document, neither the Trustee, such holder or such Affiliate shall commence any lawsuit or otherwise seek to impose any liability whatsoever in respect thereof against Tracinda Corporation or its shareholder (hereinafter collectively referred to as “Tracinda”). Tracinda shall not have any liability whatsoever with respect to any Transaction Document or any matters relating to or arising from any Transaction Document. None of the Trustee, any holder of any Note or any Affiliate of any of the foregoing shall assert or permit any Person claiming through any of them to assert a claim or impose any liability against Tracinda as to any matter or thing arising out of or relating to any Transaction Document or any alleged breach or default of any Transaction Document by the Company, any Subsidiary Guarantor or any Affiliate thereof. Tracinda is not a party to any Transaction Document and is not liable for any alleged breach or default of any Transaction Document by the Company, any Subsidiary Guarantor or any Affiliate of any thereof. The terms of this Section 12.15 shall control, notwithstanding anything to the contrary appearing in any Transaction Document.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and delivered all as of the day and year first above written.

MGM MIRAGE

By:	/S/ BRYAN L. WRIGHT
Name:	BRYAN L. WRIGHT
Title:	VP-Asst. Gen Counsel & Asst. Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/S/ BENJAMIN J. KRUEGER
Name:	BENJAMIN J. KRUEGER
Title:	Trust Officer

SIGNATURE PAGE TO MGM MIRAGE INDENTURE
FEBRUARY 2004

SUBSIDIARY GUARANTORS:

AC HOLDING CORP. II, a Nevada corporation
AC HOLDING CORP., a Nevada corporation
BEAU RIVAGE DISTRIBUTION CORP., a Mississippi corporation
BEAU RIVAGE RESORTS, INC., a Mississippi corporation
BELLAGIO II, LLC, a Nevada limited liability company
BELLAGIO, LLC, a Nevada limited liability company
BOARDWALK CASINO, INC., a Nevada corporation
BUNGALOW, INC., a Mississippi corporation
COUNTRY STAR LAS VEGAS, LLC, a Nevada limited liability company
DESTRON, INC., a Nevada corporation
EGARIM, INC., an Alabama corporation
GRAND LAUNDRY, INC., a Nevada corporation
LV CONCRETE CORP., a Nevada corporation
M.I.R. TRAVEL, a Nevada corporation
MAC, CORP., a New Jersey corporation
METROPOLITAN MARKETING, LLC, a Nevada limited liability company
MGM GRAND ATLANTIC CITY, INC., a New Jersey corporation
MGM GRAND CONDOMINIUMS, LLC, a Nevada limited liability company
MGM GRAND DETROIT, INC., a Delaware corporation
MGM GRAND HOTEL, LLC, a Nevada limited liability company
MGM GRAND NEW YORK, LLC, a Nevada limited liability company
MGM GRAND RESORTS, LLC, a Nevada limited liability company
MGM MIRAGE ADVERTISING, INC., a Nevada corporation
MGM MIRAGE AVIATION CORP., a Nevada corporation
MGM MIRAGE CORPORATE SERVICES, a Nevada corporation
MGM MIRAGE DESIGN GROUP, a Nevada corporation
MGM MIRAGE DEVELOPMENT, INC., a Nevada corporation
MGM MIRAGE ENTERTAINMENT AND SPORTS, a Nevada corporation
MGM MIRAGE INTERNATIONAL, a Nevada corporation
MGM MIRAGE MANUFACTURING CORP., a Nevada corporation
MGM MIRAGE OPERATIONS, INC., a Nevada corporation
MGM MIRAGE RETAIL, a Nevada corporation
MH, INC., a Nevada corporation
MIRAGE LAUNDRY SERVICES CORP., a Nevada corporation
MIRAGE LEASING CORP., a Nevada corporation
MIRAGE RESORTS, INCORPORATED, a Nevada corporation
MMNY LAND COMPANY, INC., a New York corporation
MRGS CORP., a Nevada corporation
NEW PRMA LAS VEGAS, INC., a Nevada corporation
NEW YORK — NEW YORK HOTEL & CASINO, LLC, a Nevada limited liability company
PRMA LAND DEVELOPMENT COMPANY, a Nevada corporation
PRMA, LLC, a Nevada limited liability company
RESTAURANT VENTURES OF NEVADA, INC., a Nevada corporation

THE APRIL COOK COMPANIES, a Nevada corporation
THE MIRAGE CASINO-HOTEL, a Nevada corporation
THE PRIMADONNA COMPANY, LLC, a Nevada limited liability company
TREASURE ISLAND CORP., a Nevada corporation
VIDIAD, a Nevada corporation

By:	/S/ BRYAN L. WRIGHT

Name:	BRYAN L. WRIGHT
Title:	Assistant Secretary

SIGNATURE PAGE TO MGM MIRAGE INDENTURE
FEBRUARY 2004

EXHIBIT A

FORM OF GLOBAL NOTE

CUSIP No. ______________

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THE NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

MGM MIRAGE

5.875% Senior Note Due February 27, 2014

No. _____	$ [________]

     MGM MIRAGE, a Delaware corporation (the “Company”), promises to pay to Cede & Co. or registered assigns, or its registered assigns, the principal sum of [_______] in U.S. Dollars on February 27, 2014.

Interest Payment Dates:	February 27 and August 27

Record Dates:	February 12 and August 12

Additional provisions of this Note are set forth on the other side of this Note.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

MGM MIRAGE

By
Name:
Title:

Attest:

Bryan L. Wright Vice President, Assistant General Counsel
and Assistant Secretary

[Authentication Page to Follow]

CERTIFICATE OF AUTHENTICATION

     This is one of the Notes designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, As Trustee

By

Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

5.875 % Senior Note Due February 27, 2014

     1.      INTEREST

     MGM MIRAGE, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above and shall pay Additional Interest, if any, payable pursuant to the relevant Registration Rights Agreement.

     The Company shall pay interest (including Additional Interest, if any) semi-annually in arrears on February 27 and August 27 of each year commencing on August 27, 2004. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 27, 2004 with respect to this Note. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     2.       METHOD OF PAYMENT

     The Company shall pay interest (except defaulted interest but including Additional Interest, if any) on the Notes to the Persons who are registered holders of Notes at the close of business on the February 12 or August 12 immediately preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, all payments in respect of this Note (including principal, premium, if any, interest and Additional Interest, if any) must be made by wire transfer of immediately available funds to the accounts specified by the Holder hereof.

     3.       PAYING AGENT AND REGISTRAR

     Initially, U.S. BANK NATIONAL ASSOCIATION (the “Trustee”) shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar without notice to the Holders. The Company or any domestically organized Subsidiary may act as Paying Agent, Registrar.

     4.       INDENTURE

     The Company issued the Notes under an Indenture dated as of March 23, 2004 (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

     The Notes are secured (as provided in the Collateral Documents) senior obligations of the Company. Subject to the conditions set forth in the Indenture, the Company may issue Additional Notes in an unlimited principal amount. This Note is one of the Notes referred to in the Indenture. The Notes include the Initial Notes and the Additional Notes. The Initial Notes and the Additional Notes are treated as a single class of Notes under the Indenture. The Subsidiary Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

     5.      OPTIONAL REDEMPTION; MANDATORY DISPOSITION PURSUANT TO GAMING LAWS

     The Notes are redeemable at the option of the Company, in whole or in part at any time at a redemption price (the “Redemption Price”) equal to the greater of:

•	100% of the principal amount thereof; or

•	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, plus, in either of the above cases, accrued and unpaid interest to the Redemption Date on the Notes to be redeemed.

     “Adjusted Treasury Rate” means, with respect to any Redemption Date:

•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities (“Remaining Life”).

     “Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

     “Reference Treasury Dealer” means any primary U.S. Government securities dealer in New York City selected by the Company.

     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

     The rights of each holder or beneficial owner of Notes are subject to the Gaming Laws and requirements of the Gaming Authorities. Notwithstanding any other provision of the Indenture, if any Gaming Authority requires that a holder or beneficial owner of Notes of a holder must be licensed, qualified or found suitable under any Gaming Law, such holder or such beneficial owner shall apply for a license, qualification or a finding of suitability, as the case may be, within the required time period. If such person fails to apply or become licensed or qualified or is not found suitable (in each case, a “failure of compliance”), the Company shall have the right, at its option, (i) to require such holder or owner to dispose of such holder’s or owner’s Notes within 30 days of receipt of notice of the Company’s election or such earlier date as may be requested or prescribed by such Gaming Authority, or (ii) to redeem such Notes, which Redemption Date may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority, at a redemption price equal to (a) the lesser of (1) the holder’s cost, plus accrued and unpaid interest, if any, to the earlier of the Redemption Date or the date of the finding of unsuitability or failure to comply and (2) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the Redemption Date and the date of the finding of unsuitability or failure to comply or (b) such other amount as may be required by applicable Gaming Laws or by order of any Gaming Authority. The Company shall notify the Trustee in writing of any such failure of compliance or redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such holder or owner may incur in connection with its application for a license, qualification or finding of suitability. Immediately upon the imposition of a requirement to dispose of the Notes by a Gaming Authority, such holder or beneficial owner shall, to the extent required by applicable Gaming Laws, have no further right (i) to exercise, directly or indirectly, through any trustee, nominee or any other person or entity, any right conferred by the Notes, or (ii) to receive any remuneration in any form with respect to the Notes from the Company or the Trustee, except the redemption price.

     6.       NOTICES OF REDEMPTION

     Notices of redemption shall be mailed by first-class mail at least 30 (unless a shorter notice is acceptable to the Trustee) days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address all in accordance with the Indenture. If less than all of the Notes are to be redeemed at any time (other than pursuant to paragraph 5 above) the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

     7.       DENOMINATIONS; TRANSFER; EXCHANGE

     The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

8.       PERSONS DEEMED OWNERS

     The registered Holder of this Note may be treated as the owner of it for all purposes.

9.       UNCLAIMED MONEY

     If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its request, or if then held by the Company or a domestic Subsidiary, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such permitted Subsidiary as trustee thereof, shall thereupon cease.

     10.       DISCHARGE AND DEFEASANCE

     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Indenture with respect to the Notes if, among other things, the Company deposits with the Trustee funds for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

     11.       AMENDMENT, WAIVER

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions, with certain exceptions as therein provided, permitting the holders of a majority in principal amount of the Notes at the time outstanding, on behalf of the holders of all such Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. The Indenture also permits certain other amendments, modifications or waivers thereof only with the consent of all affected holders of the Notes, while certain other amendments or modifications may be made without the consent of any holders of Notes. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. The right of any holder of a Note (or such holder’s duly designated proxy) to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such holder) may be subject to the requirement that such holder shall have been the holder of record of Notes as of a date set by the Company and identified by the Trustee in a notice furnished to holders of the Notes in accordance with the terms of the Indenture.

     12.       DEFAULTS AND REMEDIES

     Events of Default are set forth in the Indenture. If an Event of Default shall have occurred and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest (including Additional Interest, if any) on all the Notes to be due and payable by notice in writing to the Company and (if given by the Holders) the Trustee specifying the respective Events of Default, and the same shall become immediately due and payable.

     Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

     13.       TRUSTEE DEALINGS WITH THE COMPANY

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

      14.       NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or any successor corporation shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

     15.       GOVERNING LAW

     THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     16.       AUTHENTICATION

     This Note and the Subsidiary Guarantee endorsed hereon shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

     17.       ABBREVIATIONS

     Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

     18.       CUSIP NUMBERS

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company shall furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

MGM MIRAGE
3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109

Attention of Secretary

ASSIGNMENT FORM

     To assign this Note, fill in the form below:

     I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

     and irrevocably appoint              agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

     Date:                     Your Signature:

     Signature Guarantee:

(Signature must be guaranteed by a
participant in a recognized signature
guarantee medallion program)

     Sign exactly as your name appears on the other side of this Note.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

     The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

MGM MIRAGE
U.S. BANK NATIONAL ASSOCIATION
[TRUSTEE’S ADDRESS]
Attention: Corporate Trust Trustee Administration

Re:	MGM MIRAGE (the “Company”)
5.875% Senior Notes due 2014 (the “Notes”).

     Reference is hereby made to that certain Indenture dated March 23, 2004 (the “Indenture”) between MGM MIRAGE, as Company (the “Company”), the Initial Guarantors (as defined therein) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                (the “Transferor”) owns and proposes to transfer the Notes or interests in Notes specified in Annex A hereto, in the principal amount of $                   (the “Transfer”), to                    (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

     [CHECK ALL THAT APPLY]

     1.      ☐ Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest in a Global Note or a Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest in a Global Note or such Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any relevant State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Definitive Note and in the Indenture and with the Securities Act.

     2.      ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts (as defined in Rule 902 of Regulation S) have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period (as provided in Rule 904 of Regulation S), the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest in a Global Note or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and with the Securities Act.

     3.      ☐ Check and complete if Transferee will take delivery of a beneficial interest in a IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any relevant State of the United States, and accordingly the Transferor hereby further certifies that (check one):

     (a)      ☐ Such Transfer is being effected to the Company or a subsidiary thereof; or

     (b)      ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by a certificate executed by the Transferee in the form of Exhibit D to the Indenture (attached hereto).

     Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on IAI Global Note or the Restricted Definitive Notes and in the Indenture and the Securities Act.

     4.      ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

     (a)      ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any relevant State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest in a Global Note or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (b)      ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (c)       ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest in a Global Note or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture. This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

     (d)      ☐ Check if Transfer is Pursuant to Registration Statement. Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

[Insert Name of Transferor]

By:

     Name:

     Title:

     Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

     1.      The Transferor owns and proposes to transfer the following:

     [CHECK ONE OF (a) OR (b)]

(a)	☐	a beneficial interest in the:

	(i)	☐ Rule 144A Global Note (CUSIP ), or

	(ii)	☐ Regulation S Global Note (CUSIP ), or

	(iii)	☐ IAI Global Note (CUSIP ), or

(b)	☐	a Restricted Definitive Note.

     2.      After the Transfer the Transferee will hold:

     [CHECK ONE]

(a)	☐	a beneficial interest in the:

	(i)	☐ Rule 144A Global Note (CUSIP ), or

	(ii)	☐ Regulation S Global Note (CUSIP ), or

	(iii)	☐ IAI Global Note (CUSIP ), or

	(iv)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐	a Restricted Definitive Note; or

(c)	☐	an Unrestricted Definitive Note,

     in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

MGM MIRAGE
U.S. BANK NATIONAL ASSOCIATION
[TRUSTEE’S ADDRESS]
Attention: Corporate Trust Trustee Administration

Re:	MGM MIRAGE (the “Company”)
5.875% Senior Notes due 2014 (the “Notes”).

     Reference is hereby made to that certain Indenture dated March 23, 2004 (the “Indenture”) between MGM MIRAGE, as Company (the “Company”), the Initial Guarantors (as defined therein) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                , (the “Owner”) owns and proposes to exchange the Notes or beneficial interests in the Notes specified herein, in the principal amount of $            (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

         (a)      ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any relevant State of the United States.

         (b)      ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any relevant State of the United States and (v) the conditions for issuance of Definitive Securities under the Indenture have been satisfied.

         (c)      ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any relevant State of the United States.

C-1

          (d)     ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any relevant State of the United States.

     2.      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

          (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act. The conditions for issuance of Definitive Securities under the Indenture have been satisfied.

          (b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the: [CHECK ONE] o Rule 144A Global Note (only if the Owner is a QIB) or o Regulation S Global Note (only if the Owner is Non-U.S. Person) or o IAI Global Note (only if the Owner is an Institutional Accredited Investor other than a QIB) with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any relevant State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:

Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING
INSTITUTIONAL ACCREDITED INVESTOR

MGM MIRAGE
U.S. BANK NATIONAL ASSOCIATION
[TRUSTEE’S ADDRESS]

Attention: Corporate Trust Trustee Administration

Ladies and Gentlemen:

     This certificate is delivered to request a transfer of $        principal amount of the 5.875% Senior Notes due 2014 (the “Notes”) of MGM MIRAGE (the “Company”).

     Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

     Name:

     Address:

     Taxpayer ID Number:

     The undersigned represents and warrants to you that:

     1.      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”), an “Institutional Accredited Investor”), and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     2.      We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or a subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an Institutional Accredited Investor that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing a Definitive Note or a beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

     3.      We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

D-1

4.      We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:
Dated:	,

D-2

EXHIBIT E

[FORM OF NOTATION OF SECURITY GUARANTEE]

GUARANTEE

     For value received, the undersigned hereby unconditionally guarantee to the holder of the Note upon which this Guarantee is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which this Note and Guarantee were issued, of the principal of, premium (if any) and interest on such Note when and as the same shall become due and payable for any reason according to the terms of such Note and the Indenture. This Guarantee will not become effective until the Trustee signs the certificate of authentication on this Note. Such Guarantee is more fully set forth in the Indenture.

     Dated as of [__], 2004

SUBSIDIARY GUARANTORS

BELLAGIO II, LLC, a Nevada limited liability company
BELLAGIO, LLC, a Nevada limited liability company
METROPOLITAN MARKETING, LLC, a Nevada limited liability company
MGM GRAND CONDOMINIUMS, LLC, a Nevada limited liability company
MGM GRAND NEW YORK, LLC, a Nevada limited liability company
MGM GRAND RESORTS, LLC, a Nevada limited liability company
MGM MIRAGE AVIATION CORP., a Nevada corporation
MGM MIRAGE CORPORATE SERVICES, a Nevada corporation
MGM MIRAGE MANUFACTURING CORP., a Nevada corporation
MGM MIRAGE DEVELOPMENT, INC., a Nevada corporation
MGM MIRAGE Entertainment and Sports, a Nevada corporation
MGM MIRAGE International, a Nevada corporation
MGM MIRAGE OPERATIONS, INC., a Nevada corporation
MMNY LAND COMPANY, INC., a New York corporation
MGM Grand Hotel, LLC, a Nevada limited liability company
Grand Laundry, Inc., a Nevada corporation
Destron, Inc., a Nevada corporation
MGM Grand Atlantic City, Inc., a New Jersey corporation
MGM Grand Detroit, Inc., a Delaware corporation
New York-New York Hotel & Casino, LLC, a Nevada limited liability company
PRMA, LLC, a Nevada limited liability company
The Primadonna Company, LLC, a Nevada limited liability corporation
PRMA Land Development Co., a Nevada corporation
New PRMA Las Vegas, Inc., a Nevada corporation
AC Holding Corp., a Nevada corporation
AC Holding Corp. II, a Nevada corporation
The April Cook Companies, a Nevada corporation
Beau Rivage Distribution Corp., a Mississippi corporation
Beau Rivage Resorts, Inc., a Mississippi corporation
Boardwalk Casino, Inc., a Nevada corporation
Bungalow, Inc., a Mississippi corporation
Country Star Las Vegas, LLC, a Nevada limited liability company
EGARIM, Inc., an Alabama corporation
LV Concrete Corp., a Nevada corporation
MAC, CORP., a New Jersey corporation
MH, Inc., a Nevada corporation
M.I.R. Travel, a Nevada corporation

E-1

Mirage Resorts, Incorporated, a Nevada corporation
MGM Mirage Advertising, Inc., a Nevada corporation
MGM Mirage Design Group, a Nevada Corporation
MGM Mirage Retail, a Nevada corporation
The Mirage Casino-Hotel, a Nevada corporation
Mirage Laundry Services Corp., a Nevada corporation
Mirage Leasing Corp., a Nevada corporation
MRGS Corp., a Nevada corporation
Restaurant Ventures of Nevada, Inc., a Nevada corporation
Treasure Island Corp., a Nevada corporation
VidiAd, a Nevada corporation

By:
Bryan L. Wright
Vice President, Assistant General Counsel
and Assistant Secretary

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EXHIBIT F

FORM OF INSTRUMENT OF JOINDER

(INDENTURES)

     THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of    , by the undersigned Subsidiaries of MGM MIRAGE (“Joining Parties”), with reference to the following guaranties each dated as of May 31, 2000:

1.	Guaranty of 6.95% Notes Due 2005. The Guaranty made by Mirage Resorts, Incorporated (as successor by merger to the obligations of MGMGMR Acquisition, Inc. (“MGMGMR”)), a Nevada corporation (“Mirage”), and certain subsidiaries of MGM MIRAGE (“MGM”) in favor of JPMorgan Chase Bank (successor in interest to PNC Bank, National Association) (the “6.95% Guaranty”), for the holders of MGM’s 6.95% Senior Collateralized Notes due 2005 issued pursuant to the Indenture dated as of February 2, 1998 between MGM (under its former name MGM Grand, Inc. (“MGM Grand”)) and PNC Bank, National Association, as Trustee (the “6.95% Indenture”).

2.	Guaranty of 6-7/8% Notes due 2008. The Guaranty made by Mirage (as successor by merger to the obligations of MGMGMR), and certain other subsidiaries of MGM in favor of U.S. Trust Company, National Association (formerly known as U.S. Trust Company of California, N.A.)(the “6-7/8% Guaranty”), for the holders of MGM’s 6-7/8% Senior Collateralized Notes due 2008 issued pursuant to the Indenture dated as of February 6, 1998 between MGM (under its former name MGM Grand) and U.S. Trust Company, National Association (formerly known as U.S. Trust Company of California, N.A.), as Trustee (the “6-7/8% Indenture”).

3.	Guaranty of 7.25% Senior Notes due 2006. The Guaranty made by MGM (under its former name MGM Grand), and certain subsidiaries of MGM in favor of U.S. Bank, N.A. (formerly known as Firstar Bank of Minnesota, N.A) (the “7.25% Guaranty”), for the holders of Mirage’s 7.25% Senior Notes due 2006 issued pursuant to the Indenture dated as of October 15, 1996 between Mirage and U.S. Bank, N.A. (formerly known as Firstar Bank of Minnesota, N.A), as Trustee (the “7.25% Indenture”).

4.	Guaranty of 6.75% Senior Notes due 2007 and 7.25% Debentures due 2017. The Guaranty made by MGM (under its former name MGM Grand), and certain subsidiaries of MGM in favor of First Security Bank, National Association (the “6.75% and 7.25% Guaranty”), for the holders of Mirage’s 6.75% Notes due 2007 and for the holders of Mirage’s 7.25% Debentures due 2017 issued pursuant to the Indenture dated as of August 1, 1997 between Mirage and First Security Bank, National Association, as Trustee (the “6.75% and 7.25% Indenture”).

5.	Guaranty of 6.625% Notes due 2005 and 6.75% Notes due 2008. The Guaranty made by MGM (under its former name MGM Grand), and certain subsidiaries of MGM in favor of JPMorgan Chase Bank (the “6.625% and 6.75% Guaranty”), for the holders of Mirage’s 6.625% Notes due 2005 and for the holders of Mirage’s 6.75% Notes due 2008 issued pursuant to the Indenture dated as of February 4, 1998 between Mirage and JPMorgan Chase Bank, as successor Trustee to PNC Bank, National Association (the “6.625% and 6.75% Indenture”).

6.	Guaranty of 8 1/2% Notes Due 2010. The Guaranty made by certain subsidiaries of MGM in favor of BNY Western Trust Company, as successor to U.S. Trust Company, National Association (the “8.50% Guaranty”), for the holders of MGM’s 8.50% Senior Notes due

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2010 issued pursuant to the Indenture dated as of September 15, 2000 between MGM and U.S. Trust Company, National Association, as Trustee (the “8.50% Indenture”).

     (The 6.95% Guaranty, the 6-7/8% Guaranty, the 7.25% Guaranty, the 6.75% and 7.25% Guaranty, the 6.625%, the 6.75% Guaranty and the 8.50% Guaranty are collectively referred to herein as the “Guaranties.”)

RECITALS

     Each Joining Party has become a Restricted Subsidiary of MGM under the 6.95% Indenture and the 6-7/8% Indenture, and as such is required pursuant to Section 12.7 of the 6.95% Indenture and the 6-7/8% Indenture to become a party to the Guaranties.

     NOW THEREFORE, each Joining Party jointly and severally agrees as follows:

AGREEMENT

     1.      By this Joinder, each Joining Party becomes a party to each of the Guaranties as an additional joint and several “Guarantor.” Each Joining Party agrees that, upon its execution hereof, it will become a Guarantor under each of the Guaranties and will be bound by all terms, conditions, and duties applicable to a Guarantor under each of the Guaranties.

     2.      The effective date of this Joinder is    .

     3.      Notice of acceptance hereof is waived.

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          IN WITNESS WHEREOF, each of the undersigned has executed this Joinder by its duly authorized officer as of the date first written above.

“Joining Parties”

By:

By:

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